Exhibit 10.17

Execution Copy

DEVELOPMENT AND MANUFACTURING SERVICES AGREEMENT

THIS DEVELOPMENT AND MANUFACTURING SERVICES AGREEMENT is made and entered into as of October 16, 2007 (the “Effective Date”) by and between RADIUS HEALTH, INC., a Delaware corporation having an address at 300 Technology Square, 5th Floor, Cambridge, MA 02139 (together with its Affiliates, “RADIUS”) and LONZA Sales Ltd, a Swiss company having an address at Muenchensteinerstrasse 38, CH-4002 Basel, Switzerland (together with its Affiliates, “Manufacturer”).

RECITALS:

WHEREAS, RADIUS desires to engage Manufacturer to perform certain Development or Manufacturing Services (as those terms are defined below), on the terms and conditions set forth below, and Manufacturer desires to perform such Services for RADIUS.

AGREEMENT:

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants of the parties set forth in this Agreement, the parties hereto agree as follows:

1.             Definitions.  Unless this Agreement expressly provides to the contrary, the following terms, whether used in the singular or plural, have the respective meanings set forth below:

1.1          “Affiliate” means, with respect to a party, any person or entity which controls, is controlled by or is under common control with such party.  As used in this Section, “control”  means (a) in the case of corporate entities, direct or indirect ownership of at least fifty percent (50%) of the stock or shares having the right to vote for the election of directors, and (b) in the case of non-corporate entities, the direct or indirect power to manage, direct or cause the direction of the management and policies of the non-corporate entity or the power to elect at least fifty percent (50%) of the members of the governing body of such non-corporate entity.

1.2          “Agreement” means this Development and Manufacturing Services Agreement, together with all Appendices attached hereto, as amended from time to time by the parties in accordance with Section 15.6, and all fully signed Work Orders entered into by the parties.

1.3          “API/Drug Substance”  means the active pharmaceutical ingredient identified on the applicable Work Order or any intermediate of such active pharmaceutical ingredient.

1.4          “Applicable Law” means all applicable ordinances, rules, regulations, laws, guidelines, guidances, requirements and court orders of any kind whatsoever of any Authority, as amended from time to time, including without limitation, cGMP (if applicable).

1.5          “Authority” means any government regulatory authority responsible for granting approvals for the performance of Services under this Agreement or for issuing regulations

CONFIDENTIAL

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pertaining to the Manufacture and/or use of Product in the intended country of use, including, without limitation, the FDA.

1.6          “Batch” means a specific quantity of Product that is intended to be of uniform character and quality, within specified limits, and is produced during the same cycle of Manufacture as defined by the applicable Batch Record.

1.7          “Batch Documentation” has the meaning set forth in Section 6.2.

1.8          “Certificate of Analysis” means a document, signed by an authorized representative of Manufacturer, describing Specifications for, and testing methods applied to, Product, and the results thereof.

1.9          “Certificate of Compliance” means a document, signed by an authorized representative of Manufacturer, certifying that a particular Batch was Manufactured in accordance with cGMP (if applicable), all other Applicable Law, and the Specifications.

1.10        “cGMP” means current good manufacturing practices applicable to the Manufacture of Product promulgated by any Authority.

1.11        “Change Order” has the meaning set forth in Section 5.3.

1.12        “Confidential Information”  has the meaning set forth in Section 10.

1.13        “Develop” or “Development” means the studies and other activities conducted by Manufacturer under this Agreement to develop all or any part of a Manufacturing Process including, without limitation, analytical tests and methods, formulations and dosage forms.

1.14        “Equipment” means any equipment or machinery used by Manufacturer in the Development and/or Manufacturing of Product, or the holding, processing, testing, or release of Product.

1.15        “Facility” means the facilities of Manufacturer’s Affiliate Lonza S.A., Chausée de Tubize 297, B-1420 Braine l’Alleud, Belgium, unless otherwise identified in the applicable Work Order.

1.16        “FDA” means the United States Food and Drug Administration, and any successor agency having substantially the same functions.

1.17        “FDCA” means the United States Federal Food, Drug and Cosmetic Act, 21 U.S.C.  §321 et seq., as amended from time to time.

1.18        “force majeure” has the meaning set forth in Section 15.3.

1.19        “Improvements” means all Technology and discoveries, inventions, developments, modifications, innovations, updates, enhancements, improvements, writings or rights (whether or not protectable under patent, trademark, copyright or similar laws) that are

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conceived, discovered, invented, developed, created, made or reduced to practice in the performance of Services under this Agreement.

1.20        “IND” means an Investigational New Drug application filed with the FDA in accordance with Applicable Law.

1.21        “Manufacture” and “Manufacturing” means any steps, processes and activities necessary to produce Product, including without limitation, the manufacturing, processing, packaging, labeling, quality control testing, release, storage or supply of Product.

1.22        “Manufacturer Indemnitee” has the meaning set forth in Section 12.2.

1.23        “Manufacturer Technology” means the Technology of Manufacturer (a) existing prior to the Effective Date, or (b) developed or obtained by or on behalf of Manufacturer independent of this Agreement and without reliance upon Confidential Information of RADIUS.

1.24        “Manufacturing Process” means any and all processes (or any step in any process) used or planned to be used by Manufacturer to Manufacture Product, consistent with the relevant Work Order and as evidenced in the Batch Documentation or master Batch Documentation.

1.25        “Product” means any API/Drug Substance or drug product comprised of API/Drug Substance, and any intermediates of the foregoing, in each case as specified in the applicable Work Order, including, if applicable, bulk packaging and/or labeling as provided in such Work Order.

1.26        “Quality Agreement” has the meaning set forth in Section 2.2.

1.27        “RADIUS Indemnitee” has the meaning set forth in Section 12.1.

1.28        “RADIUS Equipment” means the Equipment, if any, identified on the applicable Work Order as being provided by RADIUS or purchased or otherwise acquired by Manufacturer at RADIUS’ expense.

1.29        “RADIUS Materials” means the materials, and any intermediates or derivatives thereof, identified in the applicable Work Order as being provided by RADIUS including labels (if any) for Product.

1.30        “RADIUS Technology” means (a) RADIUS Materials, (b) Product and any intermediates or derivatives thereof, (c) Specifications, and (d) the Technology of RADIUS owned, developed or obtained by or on behalf of RADIUS prior to the Effective Date, or developed or obtained by or on behalf of RADIUS independent of this Agreement and without reliance upon the Confidential Information and Technology of Manufacturer.

1.31        “Records” has the meaning set forth in Section 5.4(a).

1.32        “Representative” has the meaning set forth in Section 3.1.

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1.33        “Reprocess” and “Reprocessing” means introducing a Product back into the process and repeating appropriate manipulation steps that are part of the established Manufacturing Process.  Continuation of a process step after an in-process control test show the process to be incomplete is not considered reprocessing.

1.34        “Rework” and “Reworking” means subjecting a Product to one or more processing steps that are different from the established Manufacturing Process.

1.35        “Services” means the Development, Manufacturing and/or other services described in a Work Order entered into by the parties.

1.36        “Specifications” means the list of tests, references to any analytical procedures and appropriate acceptance criteria which are numerical limits, ranges or other criteria for tests described in order to establish a set of criteria to which Product at any stage of Manufacture should conform to be considered acceptable for its intended use that are provided by or approved by RADIUS, as such specifications are amended or supplemented from time to time by RADIUS in writing.

1.37        “Technology” means all methods, techniques, trade secrets, copyrights, know-how, data, documentation, regulatory submissions, specifications and other intellectual property of any kind (whether or not protectable under patent, trademark, copyright or similar laws).

1.38        “Work Order” means a written work order, substantially in the form attached hereto as Appendix A, for the performance of Services by Manufacturer under this Agreement.

2.             Engagement of Manufacturer.

2.1          Services and Work Orders.  From time to time, RADIUS may wish to engage Manufacturer to perform Services for RADIUS.  Such Services will be set forth in a Work Order.  Each Work Order will be appended to this Agreement and will set forth the material terms for the project, and may include the scope of work, specified Services, Specifications, deliverables, estimated timelines, milestones (if any), quantity, budget, payment schedule and such other details and special arrangements as are agreed to by the parties with respect to the activities to be performed under such Work Order.  No Work Order will be effective unless and until it has been agreed to and signed by authorized representatives of both parties.  Documents relating to the relevant project, including without limitation Specifications, proposals, quotations and any other relevant documentation, will be attachments to the applicable Work Order and incorporated in the Work Order by reference.  Each fully signed Work Order will be subject to the terms of this Agreement and will be incorporated herein and form part of this Agreement.  Manufacturer will perform the Services specified in each fully signed Work Order, as amended by any applicable Change Order(s), and in accordance with the terms and conditions of such Work Order and this Agreement.  Notwithstanding the foregoing, nothing in this Agreement will obligate either party to enter into any Work Order under this Agreement.

2.2          Quality Agreement.  If appropriate or if required by Applicable Law, the parties will also agree upon a Quality Agreement containing quality assurance provisions for the Manufacture of Product (“Quality Agreement”), which agreement will also be attached to the applicable Work Order and incorporated by reference in the Work Order.

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2.3          Conflict Between Documents.  If there is any conflict, discrepancy, or inconsistency between the terms of this Agreement and any Work Order, Quality Agreement, purchase order, or other form used by the parties, the terms of this Agreement will control.

3.             Project Performance.

3.1          Representatives.  Each party will appoint a representative having primary responsibility for day-to-day interactions with the other party for the Services (each, a “Representative”), who will be identified in the applicable Work Order.  Each party may change its Representative by providing written notice to the other party in accordance with Section 15.3; provided that Manufacturer will use reasonable efforts to provide RADIUS with at least forty-five (45) days prior written notice of any change in its Representative for the Services.  Except for notices or communications required or permitted under this Agreement, which will be subject to Section 15.3, or unless otherwise mutually agreed by the parties in writing, all communications between Manufacturer and RADIUS regarding the conduct of the Services pursuant to such Work Order will be addressed to or routed directly through the parties’ respective Representatives.

3.2          Communications.  The parties will hold project team meetings via teleconference or in person, on a periodic basis as agreed upon by the Representatives.  Manufacturer will make written reports to RADIUS as specified in the applicable Work Order.

3.3          Subcontracting.  Manufacturer may not subcontract with any third party to perform any of its obligations under this Agreement without the prior written consent of RADIUS.  Manufacturer will be solely responsible for the performance of any permitted subcontractor, and for costs, expenses, damages, or losses of any nature arising out of such performance as if such performance had been provided by Manufacturer itself under this Agreement.  Manufacturer will cause any such permitted subcontractor to be bound by, and to comply with, the terms of this Agreement, as applicable, including without limitation, all confidentiality, quality assurance, regulatory and other obligations and requirements of Manufacturer set forth in this Agreement.

3.4          Duty to Notify.  If Manufacturer, at any time during the term of this Agreement, has reason to believe that it will be unable to perform or complete the Services, Manufacturer will promptly notify RADIUS thereof.  Compliance by Manufacturer with this Section 3.4 will not relieve Manufacturer of any other obligation or liability under this Agreement.

4.             Materials and Equipment.

4.1          Supply of Materials.  Unless the parties otherwise agree in a Work Order, Manufacturer will supply, in accordance with the relevant approved raw material specifications, all materials to be used by Manufacturer in the performance of Services under a Work Order other than the RADIUS Materials specified in such Work Order.  RADIUS or its designees will provide Manufacturer with the RADIUS Materials.  Manufacturer agrees (a) to account for all RADIUS Materials, (b) not to provide RADIUS Materials to any third party without the express prior written consent of RADIUS, (c) not to use RADIUS Materials for any purpose other than

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conducting the Services, including, without limitation, not to analyze, characterize, modify or reverse engineer any RADIUS Materials or take any action to determine the structure or composition of any RADIUS Materials unless required pursuant to a signed Work Order, and (d) to destroy or return to RADIUS all unused quantities of RADIUS Materials according to RADIUS’ written directions.

4.2          Ownership of Materials.  RADIUS will at all times retain title to and ownership of the RADIUS Materials, Product, any intermediates (and components thereof), and any work in process at each and every stage of the Manufacturing Process.  Manufacturer will provide within the Facility an area or areas where the RADIUS Materials, Product, any intermediates (and components thereof), and any work in process are segregated and stored in accordance with the Specifications and cGMP (if applicable), and in such a way as to be able at all times to clearly distinguish such materials from products and materials belonging to Manufacturer, or held by it for a third party’s account.  Manufacturer will at all times take such measures as are required to protect the RADIUS Materials, Product, any intermediates (and components thereof), and any work in process from risk of loss or damage at all stages of the Manufacturing Process.  Manufacturer will ensure that RADIUS Materials, Product, any intermediates (and components thereof), and any work in process are free and clear of any liens or encumbrances.  Manufacturer will immediately notify RADIUS if at any time it believes any Product or RADIUS Materials have been damaged, lost or stolen.

4.3          Supply of Equipment.  Unless otherwise agreed in a Work Order, Manufacturer will supply all Equipment necessary to perform the Services.

5.             Development and Manufacture of Product.

5.1          Resources; Applicable Law.  Manufacturer will comply with all Applicable Law in performing Services.

5.2          Facility.

(a)           Performance of Services.  Manufacturer will perform all Services at the Facility, provide all staff necessary to perform the Services in accordance with the terms of the applicable Work Order and this Agreement, and hold at such Facility all Equipment, RADIUS Equipment, RADIUS Materials and other items used in the Services.  Manufacturer will not change the location of such Facility or use any additional facility for the performance of Services under this Agreement without at least ninety (90) days prior written notice to, and prior written consent from, RADIUS, which consent will not be unreasonably withheld or delayed (it being understood and agreed that RADIUS may withhold consent pending satisfactory completion of a quality assurance audit and/or regulatory impact assessment of the new location or additional facility, as the case may be).  Manufacturer will maintain, at its own expense, the Facility and all Equipment required for the Manufacture of Product in a state of repair and operating efficiency consistent with the requirements of the cGMP (if applicable) and all Applicable Law.

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(b)           Validation.  Manufacturer will be responsible for performing all validation of the Facility, Equipment and cleaning and maintenance processes employed in the Manufacturing Process in accordance with cGMP, Manufacturer’s internal SOPs, the applicable Quality Agreement, Applicable Law, and in accordance with any other reasonable validation procedures established by RADIUS and made known in writing to Manufacturer.  Manufacturer will also be responsible for ensuring that all such validated processes are carried out in accordance with their terms.

(c)           Licenses and Permits.  Manufacturer will be responsible for obtaining, at its expense, any Facility or other licenses or permits, and any regulatory and government approvals necessary for the performance of Services by Manufacturer under this Agreement.  At RADIUS’ request, Manufacturer will provide RADIUS with reasonable copies of all such approvals and submissions to Authorities, and RADIUS will have the right to use any and all information contained in such approvals or submissions in connection with regulatory approval and/or commercial development of Product.

(d)           Access to Facility.  Upon prior notice, Manufacturer will permit RADIUS or its duly authorized representatives, such representatives having to enter into a reasonable separate confidentiality agreement with Manufacturer, to reasonably observe and consult with Manufacturer during the performance of Services under this Agreement, including without limitation the Manufacturing of any Batch of Product.  Manufacturer also agrees that RADIUS and its duly authorized agents, upon prior notice, will have reasonable access, during operational hours and during active Manufacturing, to inspect the Facility and Manufacturing Process to ascertain compliance by Manufacturer with the terms of this Agreement, including, without limitation, inspection of (i) the Equipment and materials used in the performance of Services, (ii) the holding facilities for such materials and Equipment, and (iii) all Records relating to such Services and the Facility.  RADIUS will also have the right, at its expense, to reasonably conduct “mock” pre-approval audits upon prior notice to Manufacturer, and Manufacturer agrees to cooperate with RADIUS in such “mock audits.”

5.3          Changes to Work Orders, Manufacturing Process and Specifications.

(a)           Changes to Work Orders.  If the scope of work of a Work Order changes, especially the estimated timelines, then the applicable Work Order may be amended as provided in this Section 5.3(a).  If a required modification to a Work Order is identified by RADIUS, or by Manufacturer, the identifying party will notify the other party in writing as soon as reasonably possible.  Manufacturer will provide RADIUS with a change order containing a description of the required modifications and their effect on the scope, fees and estimated timelines specified in the Work Order (“Change Order”) and will use reasonable efforts to do so within ten (10) business days of receiving or providing such notice, as the case may be.  No Change Order will be effective unless and until it has been signed by authorized representatives of both parties.  If RADIUS does not approve such Change Order, and has not terminated the Work Order, but requests the Work Order to be amended to take into account the modification, then the parties will use reasonable efforts to agree on a Change Order that is mutually acceptable.  If practicable, Manufacturer will continue to work on the existing Work Order during any such negotiations, provided such efforts would facilitate the completion of the work envisioned in the

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proposed Change Order, but will not commence work in accordance with the Change Order until it is authorized in writing by RADIUS.

(b)           Process/Specifications Changes.  Any change or modification to the Manufacturing Process or Specifications for any Product must be approved in advance by both parties and will be made in accordance with the change control provisions of the applicable Quality Agreement.  Any such change or modification can result in lower or higher costs, and the parties herewith agree to enter into good-faith negotiations concerning any such price deviation; provided, however, that RADIUS will not be responsible for any increase in price unless agreed in writing by RADIUS.

5.4          Record and Sample Retention.

(a)           Records.  Manufacturer will keep complete and accurate records (including without limitation reports, accounts, notes, data, and records of all information and results obtained from performance of Services) of all work done by it under this Agreement, in form and substance as specified in the applicable Work Order, the applicable Quality Agreement, and this Agreement (collectively, the “Records”).  Manufacturer will not transfer, deliver or otherwise provide any such Records to any party other than RADIUS, without the prior written approval of RADIUS.  Upon prior notice, Records will be available at reasonable times for inspection, examination and copying by or on behalf of RADIUS.  All original Records of the Development and Manufacture of Product under this Agreement will be retained and archived by Manufacturer in accordance with cGMP (if applicable) and Applicable Law, but in no case for less than a period of five (5) years following completion of the applicable Work Order.  Upon RADIUS’ request, Manufacturer will promptly provide RADIUS with copies of such Records.  Five (5) years after completion of a Work Order, all of the aforementioned records will be sent to RADIUS or RADIUS’ designee; provided, however, that RADIUS may elect to have such records retained in Manufacturer’s archives for an additional period of time at a reasonable charge to RADIUS.  For the avoidance of doubt, RADIUS herewith takes note that certain Records are written in French as the Facility is in Belgium.  RADIUS shall pay all costs incurred with any translation of such Records requested by RADIUS.

(b)           Sample Retention.  Manufacturer will take and retain, for such period and in such quantities as may be required by cGMP (if applicable) and the applicable Quality Agreement, samples of Product from the Manufacturing Process produced under this Agreement.  Further, Manufacturer will submit such samples to RADIUS, upon RADIUS’ written request.

5.5          Regulatory Matters.

(a)           Regulatory Approvals.  RADIUS will be responsible for obtaining, at its expense, all regulatory and governmental approvals and permits necessary for RADIUS’ use of any Product Developed and/or Manufactured under this Agreement, including, without limitation, IND submissions and any analogous submissions filed with the appropriate Authority of a country other than the United States.  Manufacturer will be responsible for providing

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RADIUS with all supporting data and information relating to the Development and/or Manufacture of Product reasonably necessary for obtaining such approvals, including, without limitation, all Records, raw data, reports, authorizations, certificates, methodologies, Batch Documentation, raw material specifications, SOPs, standard test methods, Certificates of Analysis, Certificates of Compliance and other documentation in the possession or under the control of Manufacturer relating to the Development and Manufacture of Product (or any component thereof).

(b)           Regulatory Inspections.  Manufacturer will permit RADIUS or its agents to be present and participate in any visit or inspection by any Authority of the Facility (to the extent it relates in any way to any RADIUS Product) or the Manufacturing Process.  Manufacturer will give as much advance notice as possible to RADIUS of any such visit or inspection.  Manufacturer will provide to RADIUS a copy of any report or other written communication received from such Authority in connection with such visit or inspection, and any written communication received from any Authority relating to any RADIUS Product, the Facility (if it relates to or affects the Development and/or Manufacture of Product) or the Manufacturing Process, within twenty-four (24) hours after receipt thereof, and will consult with RADIUS before responding to each such communication.  Manufacturer will provide RADIUS with a copy of its final responses within five (5) business days after submission thereof.

5.6          Waste Disposal.  The generation, collection, storage, handling, transportation, movement and release of hazardous materials and waste generated in connection with the Services will be the responsibility of Manufacturer at Manufacturer’s sole cost and expense.  Without limiting other applicable requirements, Manufacturer will prepare, execute and maintain, as the generator of waste, all licenses, registrations, approvals, authorizations, notices, shipping documents and waste manifests required under Applicable Law.

5.7          Safety Procedures.  Manufacturer will be solely responsible for implementing and maintaining health and safety procedures for the performance of Services and for the handling of any materials or hazardous waste used in or generated by the Services.  Manufacturer, in consultation with RADIUS, will develop safety and handling procedures for API/Drug Substance and Product; provided, however, that RADIUS will have no responsibility for Manufacturer’s health and safety program.  Should such safety and handling procedures materially deviate from Manufacturer’s existing health and safety program and require additional investment on the part of Manufacturer, the parties shall agree in writing in advance on reasonable charges to RADIUS for such procedures.

5.8          Technology Transfer.  If RADIUS elects to Manufacture Product, or to have Product Manufactured by a third party, then Manufacturer will provide to RADIUS, or its designee, all Manufacturing information, including, without limitation, documentation, technical assistance, materials and cooperation by appropriate employees of Manufacturer as RADIUS or its designee may reasonably require in order to Manufacture Product.  RADIUS will compensate Manufacturer for such assistance at the hourly-rate(s) set forth in the applicable Work Order, or such other reasonable rate(s) as the parties may agree in writing.  If such a move or replication of

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Manufacture of Product involves Manufacturer Technology incorporated into the Manufacturing Process pursuant to the express terms of any relevant Work Order, the parties will negotiate in good-faith in order to determine a reasonably royalty fee or other reasonable consideration to be paid to Manufacturer by RADIUS for the right to continue to use such Manufacturer Technology.

6.             Testing and Acceptance Process.

6.1          Testing by Manufacturer.  The Product to be Manufactured under this Agreement will be Manufactured in accordance with cGMP, unless otherwise stated in the Work Order, and the Manufacturing Process approved by RADIUS.  Each Batch of Product will be sampled and tested by Manufacturer against the Specifications, and the quality assurance department of Manufacturer will review the records relating to the Manufacture of the Batch and will assess if the Manufacture has taken place in compliance with cGMP (if applicable) and the Manufacturing Process.

6.2          Provision of Records.  If, based upon such tests, a Batch of Product conforms to the Specifications and was Manufactured according to cGMP (if applicable) and the Manufacturing Process, then a Certificate of Compliance will be completed and approved by the quality assurance department of Manufacturer.  This Certificate of Compliance, a Certificate of Analysis and the Specifications (collectively, the “Batch Documentation”, excluding any batch and master batch records) for each Batch of Product will be delivered to RADIUS by a reputable overnight courier or by registered or certified mail, postage prepaid, return receipt required to verify delivery date.  Upon reasonable request, Manufacturer will also deliver to RADIUS all raw data, reports, authorizations, certificates, methodologies, raw material specifications, SOPs, standard test methods, and other documentation in the possession or under the control of Manufacturer relating to the Manufacture of each Batch of Product.  If RADIUS has not received all such Batch Documentation at the time of receipt of the Batch, RADIUS will notify Manufacturer in writing.  If RADIUS requires additional copies of such Batch Documentation, these will be provided by Manufacturer to RADIUS at cost.

(a)           Review of Batch Documentation; Acceptance.  RADIUS will review the Batch Documentation for each Batch of Product and may test samples of the Batch of Product against the Specifications.  For the avoidance of doubt, RADIUS herewith takes note that certain parts of the Batch Documentation will be written in French as the Facility is in Belgium.  RADIUS shall pay all costs incurred with any translation of such Records requested by RADIUS.  RADIUS will notify Manufacturer in writing of its acceptance or rejection of such Batch within six (6) weeks of receipt of the complete Batch Documentation relating to such Batch.  During this review period, the parties agree to respond promptly, but in any event within ten (10) days, to any reasonable inquiry by the other party with respect to such Batch Documentation.  RADIUS has no obligation to accept a Batch if such Batch does not comply with the Specifications and/or was not Manufactured in compliance with cGMP (if applicable) and the Manufacturing Process.

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6.3          Disputes.  In case of any disagreement between the parties as to whether Product conforms to the applicable Specifications or cGMP (if applicable), the quality assurance representatives of the parties will attempt in good faith to resolve any such disagreement and RADIUS and Manufacturer will follow their respective SOPs to determine the conformity of the Product to the Specifications and cGMP (if applicable).  If the foregoing discussions do not resolve the disagreement in a reasonable time (which will not exceed thirty (30) days), a representative sample of such Product will be submitted to an independent testing laboratory mutually agreed upon by the parties for tests and final determination of whether such Product conforms with such Specifications.  The laboratory must meet cGMP (if applicable), be of recognized standing in the industry, and consent to the appointment of such laboratory will not be unreasonably withheld or delayed by either party.  Such laboratory will use the test methods contained in the applicable Specifications.  The determination of conformance by such laboratory with respect to all or part of such Product will be final and binding on the parties.  The fees and expenses of the laboratory incurred in making such determination will be paid by the party against whom the determination is made.

6.4          Product Non-Compliance and Remedies.  If a Batch of Product fails to conform to the Specifications due to the fault of Manufacturer or was not Manufactured in compliance with cGMP (if applicable) and the Manufacturing Process, then Manufacturer will, at RADIUS’ sole option:

(a)           refund in full the fees and expenses paid by RADIUS for such Batch, including the costs of RADIUS Materials used in the Manufacture of such Batch; or

(b)           at Manufacturer’s cost and expense, including the costs of RADIUS Materials used in the Manufacture of such Batch, produce a new Batch of Product as soon as reasonably possible; or

(c)           Rework or Reprocess the Product, at Manufacturer’s cost and expense, so that the Batch can be deemed to have been Manufactured in compliance with cGMP (if applicable) and the Manufacturing Process, and to conform to Specifications.

Moreover, the parties will meet to discuss, evaluate and analyze the reasons for and implications of the failure to comply with cGMP (if applicable) and/or the Manufacturing Process and will decide whether to proceed with or to amend the applicable Work Order, or to terminate such Work Order.

6.5          Disposition of Non-Conforming Product.  The ultimate disposition of non-conforming Product will be the responsibility of RADIUS’ quality assurance department and RADIUS’ expense.

7.             Shipping and Delivery.

7.1          Shipping; Delivery.  Manufacturer agrees not to ship Product to RADIUS or its designee until it has received a written approval to ship from RADIUS.  Manufacturer will

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ensure that each Batch will be delivered to RADIUS’ designee, (a) on the estimated delivery date and to the destination designated by RADIUS in writing, and (b) in accordance with the instructions for shipping given to Manufacturer by RADIUS and packaging specified by RADIUS in the applicable Work Order or as otherwise agreed to by the parties in writing.  Delivery terms will be FCA the Facility (Incoterms 2000).  A bill of lading will be furnished to RADIUS with respect to each shipment.  For the avoidance of doubt, RADIUS will reimburse Manufacturer for any packaging materials that are outside of the packaging normally used by Manufacturer for like products as the Product.

8.             Price and Payments.

8.1          Price.  The price of Product and/or the fees for the performance of Services will be set forth in the applicable Work Order.

8.2          Invoice.  Upon performance of Services and/or release of Batch(es), such release to be conducted exclusively by Manufacturer, Manufacturer will invoice RADIUS according to the payment schedule in the applicable Work Order.  Payment of undisputed invoices will be due thirty (30) days after date of Manufacturer’s invoice.  Any undisputed invoices that remain unpaid by RADIUS after the aforementioned timeframe shall be subject to a late payment charge of 1% (one percent) per calendar month for each full calendar month that the payment remains outstanding in Manufacturer’s accounts.

8.3          Payments.  RADIUS will make all payments pursuant to this Agreement by check or wire transfer to a bank account designated in writing by Manufacturer.  All payments under this Agreement will be made in Euros (EUR).

8.4          Financial Records.  Manufacturer will keep accurate records of all Services performed and invoice calculations, and, upon the request of RADIUS, will permit an independent accountant appointed by RADIUS to examine such records upon prior notice and during normal business hours for the purpose of verifying the correctness of all such calculations.

8.5          Taxes.  Duty, sales, use or excise taxes imposed by any governmental entity that apply to the provision of Services will be borne by RADIUS (other than taxes based upon the income of Manufacturer).

9.             Intellectual Property Rights.

9.1          RADIUS Technology.  All rights to and interests in RADIUS Technology will remain solely in RADIUS and no right or interest therein is transferred or granted to Manufacturer.  Manufacturer acknowledges and agrees that it does not acquire a license or any other right to RADIUS Technology except for the limited purpose of carrying out its duties and obligations under this Agreement and that such limited, non-exclusive, license will expire upon the completion of such duties and obligations or the termination or expiration of this Agreement, whichever is the first to occur.

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9.2          Manufacturer Technology.  All rights to and interests in Manufacturer Technology will remain solely in Manufacturer and no right or interest therein is transferred or granted to RADIUS.  RADIUS acknowledges and agrees that it will not acquire a license or any other right to Manufacturer Technology except as otherwise set forth in this Agreement.  If RADIUS wishes to move or replicate the Manufacture of Product, where the relevant Manufacturing Process involves Manufacturer Technology incorporated into the Manufacturing Process pursuant to the express terms of any relevant Work Order, the parties will negotiate in good-faith in order to determine a reasonably royalty fee or other reasonable consideration to be paid to Manufacturer by RADIUS for the right to continue to use such Manufacturer Technology.

9.3          Improvements.  Manufacturer agrees that all Improvements will be the sole and exclusive property of RADIUS and are hereby assigned to RADIUS (or its designee) without additional compensation to Manufacturer.  Manufacturer will take such steps as RADIUS may reasonably request (at RADIUS’ expense) to vest in RADIUS (or its designee) ownership of the Improvements.

9.4          Non-Exclusive License.  RADIUS agrees to grant to Manufacturer a non-exclusive, perpetual, fully paid-up, worldwide license, with the right to sub-license, to use Improvements that relate solely to Manufacturer Technology or the Confidential Information of Manufacturer, in the manufacture of products that do not contain an API/Drug Substance or derivative that is the subject of a Work Order under this Agreement or that use other Confidential Information of RADIUS.

9.5          Patent Filings.  RADIUS will have the exclusive right and option, but not the obligation, to prepare, file, prosecute, maintain and defend at its sole expense, any patents that claim and/or cover the Improvements.  If RADIUS declines to file and prosecute any patent applications, or maintain any patents, relating to Improvements, it will give Manufacturer reasonable notice to this effect and, thereafter, Manufacturer may, upon written notice to RADIUS, file and prosecute such patent applications and/or maintain such patents, in the name of RADIUS and at Manufacturer’s sole expense.

10.          Confidentiality.

10.1        Definition.  As used in this Agreement, “Confidential Information”  means any scientific, technical, trade or business information which is given by one party to the other under this Agreement or any confidentiality agreement entered into in contemplation of this Agreement and which is treated by the disclosing party as confidential or proprietary, or which is developed by one party for the other under the terms of this Agreement.  The disclosing party will, to the extent practical, use reasonable efforts to label or identify as confidential, at the time of disclosure all such Confidential Information that is disclosed in writing or other tangible form.  Confidential Information of Manufacturer includes, but is not limited to, Manufacturer Technology, whether or not labeled confidential.  Confidential Information of RADIUS includes, but is not limited to, RADIUS Technology and Improvements, whether or not labeled confidential.

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10.2        Obligations.  Each party agrees (a) to keep confidential the Confidential Information of the other party, (b) not to disclose the other party’s Confidential Information to any third party without the prior written consent of such other party, and (c) to use such Confidential Information only as necessary to fulfill its obligations or in the reasonable exercise of rights granted to it under this Agreement; provided, however, that the foregoing obligations shall not apply to Confidential Information that is (i) in possession of the receiving party at the time of disclosure, as reasonably demonstrated by written records and without obligation of confidentiality, (ii) later becomes part of the public domain through no fault of the receiving party, (iii) received by the receiving party from a third party without obligation of confidentiality, or (iv) developed independently by the receiving party without use of, reference to, or reliance upon the disclosing party’s Confidential Information by individuals who did not have access to Confidential Information.  Notwithstanding the foregoing, a party may disclose (y) Confidential Information of the other party to its Affiliates, and to its and their directors, employees, consultants, and agents in each case who have a specific need to know such Confidential Information and who are bound by a like obligation of confidentiality and restriction on use, and (z) Confidential Information of the other party to the extent such disclosure is required to comply with Applicable Law or the rules of any stock exchange or listing entity, or to defend or prosecute litigation; provided, however, that the receiving party provides prior written notice of such disclosure to the disclosing party and takes reasonable and lawful actions to avoid or minimize the degree of such disclosure.  Moreover, RADIUS may disclose Confidential Information of Manufacturer relating to the Development and/or Manufacture of Product to entities with whom RADIUS has (or may have) a marketing and/or development collaboration or to bona fide actual or prospective underwriters, investors, lenders or other financing sources or to potential acquirors of the business to which this Agreement relates, and who in each case have a specific need to know such Confidential Information and who are bound by a like obligation of confidentiality and restrictions on use.

10.3        Public Statements.  Except to the extent required by Applicable Law or the rules of any stock exchange or listing entity, neither party will make any public statements or releases concerning this Agreement or the transactions contemplated by this Agreement, or use the other party’s name in any form of advertising, promotion or publicity, without obtaining the prior written consent of the other party, which consent will not be unreasonably withheld or delayed.

11.          Representations and Warranties.

11.1        Manufacturer’s Representations and Warranties.  Manufacturer represents and warrants to RADIUS that:

(a)           it has the full power and right to enter into this Agreement and that there are no outstanding agreements, assignments, licenses, encumbrances or rights of any kind held by other parties, private or public, inconsistent with the provisions of this Agreement;

(b)           the Services will be performed with requisite care, skill and diligence, in accordance with Applicable Law and industry standards, and by individuals who are appropriately trained and qualified;

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(c)           to the best of its knowledge, the Services will not infringe the intellectual property rights of any third party and it will promptly notify RADIUS in writing should it become aware of any claims asserting such infringement;

(d)           at the time of delivery to RADIUS, the Product Manufactured under this Agreement (i) will have been Manufactured in accordance with cGMP (if applicable) and all other Applicable Law, the Manufacturing Process, the applicable Quality Agreement, and Specifications, and (ii) will not be adulterated or misbranded under the FDCA or other Applicable Law; and

(e)           it has not been debarred, nor is it subject to a pending debarment, and that it will not use in any capacity in connection with the Services any person who has been debarred pursuant to section 306 of the FDCA, 21 U.S.C.  § 335a, or who is the subject of a conviction described in such section.  Manufacturer agrees to notify RADIUS in writing immediately if Manufacturer or any person who is performing Services is debarred or is the subject of a conviction described in section 306, or if any action, suit, claim, investigation, or proceeding is pending, or to the best of Manufacturer’s knowledge, is threatened, relating to the debarment or conviction of Manufacturer or any person performing Services.

11.2        RADIUS Representations and Warranties.  RADIUS represents and warrants to Manufacturer that:

(a)           it has the full power and right to enter into this Agreement and that there are no outstanding agreements, assignments, licenses, encumbrances or rights held by other parties, private or public, inconsistent with the provisions of this Agreement, and

(b)           to the best of its knowledge, the use of RADIUS Technology as contemplated in the Services will not infringe the intellectual property rights of any third party and that it will promptly notify Manufacturer in writing should it become aware of any claims asserting such infringement.

11.3        Disclaimer of Other Representations and Warranties.  EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATIONS OR EXTENDS ANY WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR NON-INFRINGEMENT.

12.          Indemnification.

12.1        Indemnification by Manufacturer.  Manufacturer will indemnify, defend and hold harmless RADIUS, its Affiliates and their respective officers, directors, employees and agents (each a “RADIUS Indemnitee”) from and against any and all losses, damages, liabilities or expenses (including reasonable attorneys fees and other costs of defense) (collectively, “Losses”)  in connection with any and all actions, suits, claims or demands that may be brought or instituted against any RADIUS Indemnitee by any third party based on, arising out of, or resulting from, any (a) breach by Manufacturer of its representations, warranties or covenants under this

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Agreement, or (b) negligent act or omission or the willful misconduct of any Manufacturer Indemnitees in performing obligations under this Agreement.

12.2        Indemnification by RADIUS.  RADIUS will indemnify, defend and hold harmless Manufacturer, its Affiliates and their respective officers, directors, employees and agents (each a “Manufacturer Indemnitee”) from and against any and all Losses in connection with any and all actions, suits, claims or demands that may be brought or instituted against any Manufacturer Indemnitee by any third party based on, or arising out of, or resulting from (a) the use of the Product, except to the extent that such Losses are within the scope of the indemnification obligation of Manufacturer under Section 12.1, (b) any breach by RADIUS of its representations, warranties or covenants under this Agreement, or (c) any negligent act or omission or the willful misconduct of any RADIUS Indemnitees in performing obligations under this Agreement.

12.3        Procedures.  Each party agrees to notify the other party within thirty (30) days of receipt of any claims made for which the other party might be liable under Section 12.1 or 12.2, as the case may be.  Subject to Section 12.4, the indemnifying party will have the right to defend, negotiate, and settle such claims.  The party seeking indemnification will provide the indemnifying party with such information and assistance as the indemnifying party may reasonably request, at the expense of the indemnifying party.  The parties understand that no insurance deductible will be credited against losses for which a party is responsible under this Section 12.

12.4        Settlement.  Neither party will be responsible or bound by any settlement of any claim or suit made without its prior written consent; provided, however, that the indemnified party will not unreasonably withhold or delay such consent.  If a settlement contains an absolute waiver of liability for the indemnified party, and each party has acted in compliance with the requirements of Section 12.3, then the indemnified party’s consent will be deemed given.  Notwithstanding the foregoing, Manufacturer will not agree to settle any claim on such terms or conditions as would impair RADIUS’ ability or right to Manufacture, market, sell or otherwise use Product, or as would impair Manufacturer’s ability, right or obligation to perform its obligations under this Agreement.

12.5        Limitation of Liability.  NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, IN NO EVENT WILL EITHER PARTY BE LIABLE FOR ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL OR INDIRECT DAMAGES ARISING OUT OF THIS AGREEMENT, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY.  THIS LIMITATION WILL APPLY EVEN IF THE OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE; PROVIDED, HOWEVER, THAT THIS LIMITATION WILL NOT APPLY TO DAMAGES RESULTING FROM BREACHES BY A PARTY OF ITS DUTY OF CONFIDENTIALITY AND NON-USE IMPOSED UNDER SECTION 10 OR ITS INDEMNIFICATION OBLIGATIONS UNDER THIS SECTION 12.

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13.          Insurance.

13.1        Manufacturer Insurance.  Manufacturer will secure and maintain in full force and effect throughout the term of this Agreement (and for at least five (5) years thereafter for claims made coverage), insurance with coverage and minimum policy limits set forth as follows:

(a)           Comprehensive General Liability and Personal Injury, including coverage for contractual liability assumed by Manufacturer and coverage for Manufacturer’s independent contractor(s), with per occurrence limits of at least One Million dollars ($1,000,000) each and a general aggregate limit of Two Million dollars ($2,000,000);

(b)           Products Liability, exclusive of the coverage provided by the Comprehensive General Liability policy, with an aggregate limit of at least Five Million dollars ($5,000,000); and

(c)           “All Risk” Property, valued at replacement cost, covering loss or damage to the Facility and RADIUS’ property and materials in the care, custody, and control of Manufacturer.

13.2        Evidence of Insurance.  Upon request, Manufacturer will furnish to RADIUS a certificate from an insurance carrier (having a minimum AM Best rating of A) demonstrating the insurance requirements set forth above.  Thirty (30) days prior written notice will be given to RADIUS of cancellation or any material change in the policies.

13.3        Insurance Information.  Manufacturer will comply, at RADIUS’ expense, with reasonable requests for information made by RADIUS’ insurance provider representative(s), including permitting such representative(s) to inspect the Facility during operational hours and upon reasonable notice to Manufacturer.  In regard to such inspections, the representative(s) will adhere to such guidelines and policies pertaining to safety and non-disclosure as Manufacturer may reasonably require.

14.          Term and Termination.

14.1        Term.  This Agreement will take effect as of the Effective Date and, unless earlier terminated pursuant to this Section 14, will expire on the later of (a) two (2) years from the Effective Date, or (b) the completion of Services under the last Work Order executed by the parties prior to the second anniversary of the Effective Date.  The term of this Agreement may be extended by RADIUS continuously for additional two (2) year periods upon written notice to Manufacturer at least thirty (30) days prior to the expiration of the then current term.

14.2        Termination by RADIUS.  RADIUS will have the right, in its sole discretion, to terminate this Agreement and/or any Work Order (a) upon thirty (30) days prior written notice to Manufacturer, or (b) immediately upon written notice if (i) in RADIUS’ reasonable judgment, Manufacturer is or will be unable to perform the Services in accordance with the agreed upon timeframe and/or budget set forth in the applicable Work Order, or (ii) Manufacturer fails to

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obtain or maintain any material governmental licenses or approvals required in connection with the Services.

14.3        Termination by Either Party.  Either party will have the right to terminate this Agreement or any signed Work Orders that are pending by written notice to the other party, upon the occurrence of any of the following:

(a)           the other party files a petition in bankruptcy, or enters into an agreement with its creditors, or applies for or consents to the appointment of a receiver or trustee, or makes an assignment for the benefit of creditors, or becomes subject to involuntary proceedings under any bankruptcy or insolvency law (which proceedings remain undismissed for sixty (60) days);

(b)           the other party fails to start and diligently pursue the cure of a material breach of this Agreement within thirty (30) days after receiving written notice from the other party of such breach; or

(c)           a force majeure event that will, or continues to, prevent performance (in whole or substantial part) of this Agreement or any pending Work Order for a period of at least ninety (90) days.  In the case of a force majeure event relating to a pending Work Order, the right to terminate will be limited to such Work Order.

14.4        Effect of Termination.  Manufacturer will, upon receipt of a termination notice from RADIUS, promptly cease performance of the applicable Services and will take all reasonable steps to mitigate the out-of-pocket expenses incurred in connection therewith.  In particular, Manufacturer will use its best efforts to:

(a)           immediately cancel, to the greatest extent possible, any third party obligations;

(b)           promptly inform RADIUS of any irrevocable commitments made in connection with any pending Work Order(s) prior to termination;

(c)           promptly return to the vendor for a refund all unused, unopened materials in Manufacturer’s possession that are related to any pending Work Order; provided that RADIUS will have the option, but not the obligation, to take possession of any such materials;

(d)           promptly inform RADIUS of the cost of any remaining unused, unreturnable materials ordered, or work in progress pursuant to any pending Work Order(s), and either deliver such materials to RADIUS (or its designee) or properly dispose of them, as instructed by RADIUS, upon which Manufacturer shall invoice RADIUS for any such associated costs; and

(e)           perform only those services and activities mutually agreed upon by RADIUS and Manufacturer as being necessary or advisable in connection with the close-out of any pending Work Order(s).

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14.5        Return of Materials/Confidential Information.  Upon the expiration or termination of this Agreement, each party will promptly return all Confidential Information of the other party that it has received pursuant to this Agreement, provided however that Manufacturer is allowed to keep one copy of such Confidential Information for archival purposes only.  Manufacturer will also promptly return all RADIUS Materials, RADIUS Equipment, retained samples, data, reports and other property, information and/or know-how in recorded form that was provided by RADIUS, or developed in the performance of the Services, that are owned by or licensed to RADIUS.

14.6        Inventories.  Upon expiration or termination of this Agreement or a pending Work Order, RADIUS (a) will purchase from Manufacturer any existing inventories of Product conforming to the Specifications and Manufactured in accordance with cGMP (if applicable) and the Manufacturing Process, at the price for such Product set forth in the applicable Work Order, and (b) may either (i) purchase any Product in process held by Manufacturer as of the date of the termination, at a price to be mutually agreed (it being understood that such price will reflect, on a pro rata basis, work performed and non-cancelable out-of-pocket expenses actually incurred by Manufacturer with respect to the Manufacture of such in-process Product), or (ii) direct Manufacturer to dispose of such material at RADIUS’ cost.

14.7        Payment Reconciliation.  Within thirty (30) days after the close-out of a Work Order, Manufacturer will provide to RADIUS a written itemized statement of all work performed by it in connection with the terminated Work Order, an itemized breakdown of the costs associated with that work, and a final invoice for that Work Order.  If RADIUS has pre-paid to Manufacturer more than the amount in a final invoice then Manufacturer agrees to promptly refund that money to RADIUS, or to credit the excess payment toward another existing or future Work Order, at the election of RADIUS.

14.8        Survival.  Expiration or termination of this Agreement for any reason will not relieve either party of any obligation accruing prior to such expiration or termination or of any rights and obligations of the parties that by their terms survive termination or expiration of this Agreement or of any Work Order, including, without limitation, Sections 1, 2.3, 4, 5.2(c), 5.2(d), 5.4, 5.5, 5.6, 5.7, 5.8, 6, 9 through 13, 14.4, 14.5, 14.6, 14.7, 14.8 and 15, and the provisions of the applicable Quality Agreement.

15.          Miscellaneous.

15.1        Independent Contractor.  All Services will be rendered by Manufacturer as an independent contractor and this Agreement does not create an employer-employee relationship between RADIUS and Manufacturer.  Manufacturer will not in any way represent itself to be a partner or joint venturer of or with RADIUS.

15.2        Force Majeure.  Except as otherwise expressly set forth in this Agreement, neither party will have breached this Agreement for failure or delay in fulfilling or performing any term of this Agreement when such failure or delay is caused by or results from causes

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beyond the reasonable control of the affected party, including, without limitation, fire, floods, embargoes, shortages, epidemics, quarantines, war, acts of war (whether war be declared or not), insurrections, riots, civil commotion, strikes, acts of God or acts, omissions, or delays in acting, by any governmental authority (“force majeure”).  The party affected by any event of force majeure will promptly notify the other party, explaining the nature, details and expected duration thereof.  Such party will also notify the other party from time to time as to when the affected party reasonably expects to resume performance in whole or in part of its obligations under this Agreement, and to notify the other party of the cessation of any such event.  A party affected by an event of force majeure will use its reasonable efforts to remedy, remove, or mitigate such event and the effects thereof with all reasonable dispatch.  If a party anticipates that an event of force majeure may occur, such party will notify the other party of the nature, details and expected duration thereof.  Upon termination of the event of force majeure, the performance of any suspended obligation or duty will promptly recommence.

15.3        Notices.  All notices must be written and sent to the address or facsimile number identified below or in a subsequent notice.  All notices must be given (a) by personal delivery, with receipt acknowledged, (b) by facsimile followed by hard copy delivered by the methods under (c) or (d), (c) by prepaid certified or registered mail, return receipt requested, or (d) by prepaid recognized next business day delivery service.  Notices will be effective upon receipt or at a later date stated in the notice.

If to Manufacturer, to:	Lonza Ltd
Legal Department
Muenchensteinerstrasse 38
CH-4002 Basel
Switzerland

Facsimile number: +41 61 316 83 14

If to RADIUS, to:	Chief Financial Officer
Radius Health, Inc.
300 Technology Square, 5th Floor
Cambridge, MA 02139

15.4        Assignment.  This Agreement may not be assigned or otherwise transferred by either party without the prior written consent of the other party; provided, however, that RADIUS may, without such consent, but with notice to the Manufacturer, assign this Agreement, in whole or in part, (a) in connection with the transfer or sale of all or substantially all of its assets or the line of business or Product to which this Agreement relates, (b) to a successor entity or acquirer in the event of a merger, consolidation or change of control, (c) to any Affiliate, or (d) to any licensee of RADIUS’ rights to the relevant Product.  Any purported assignment in violation of the preceding sentence will be void.  Any permitted assignee will assume the rights and obligations of its assignor under this Agreement.

15.5        Entire Agreement.  This Agreement, including the attached Appendices and any fully-signed Work Orders, each of which are incorporated herein, constitute the entire agreement between the parties with respect to the specific subject matter hereof and all prior agreements

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with respect thereto are superseded.  Each party hereto confirms that it is not relying on any representations or warranties of the other party except as specifically set forth herein.

15.6        No Modification.  This Agreement and and/or any Work Order or Quality Agreement may be changed only by a writing signed by authorized representatives of both parties.

15.7        Severability; Reformation.  Each provision in this Agreement is independent and severable from the others, and no restriction will be rendered unenforceable because any other provision may be invalid or unenforceable in whole or in part.  If the scope of any restrictive provision in this Agreement is too broad to permit enforcement to its full extent, then such restriction will be reformed to the maximum extent permitted by law.

15.8        Governing Law.  This Agreement will be construed and interpreted and its performance governed by the laws of the State of New York, USA, without regard to any choice of law principle that would dictate the application of the law of another jurisdiction.  The application of the 1980 United Nations Convention on Contracts for the International Sale of Goods is hereby specifically excluded.

15.9        Arbitration.  Any dispute which may arise between the parties in relation to this Agreement shall be settled amicably between the parties.  If, contrary to expectation, no amicable settlement can be reached, both parties hereto agree to settle the dispute by arbitration in accordance with the rules and regulations of the International Chamber of Commerce.  The number of arbitrators shall be three, the seat of the arbitration shall be in New York, New York, USA and the language that the proceedings are held in shall be English.  The decision or award rendered by the arbitrator shall be final and non-appealable, and judgment may be entered upon it in any court of competent jurisdiction.

15.10      Waiver.  No waiver of any term, provision or condition of this Agreement in any one or more instances will be deemed to be or construed as a further or continuing waiver of any other term, provision or condition of this Agreement.  Any such waiver, extension or amendment will be evidenced by an instrument in writing executed by an officer authorized to execute waivers, extensions or amendments.

15.11      Counterparts.  This Agreement may be executed in any number of counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument.

15.12      Headings.  This Agreement contains headings only for convenience and the headings do not constitute or form a part of this Agreement, and should not be used in the construction of this Agreement.

15.13      No Benefit to Third Parties.  The representations, warranties, covenants and agreements set forth in this Agreement are for the sole benefit of the parties hereto and their successors and permitted assigns, and they will not be construed as conferring any rights on any other persons.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

RADIUS HEALTH, INC.		LONZA SALES LTD

By:	/s/ B.N. Harvey	By:	/s/ Daniel Burgin / Y. Kesch

Print Name:	B. Nicholas Harvey	Print Name:	Daniel Burgin / Y. Kesch

Title:	CPO	Title:	Director Director Sales & BD / legal counsel

Date:	October 16, 2007	Date:	October 9, 2007

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APPENDIX A

SAMPLE WORK ORDER

THIS WORK ORDER is by and between RADIUS HEALTH, INC. (“RADIUS”) and [FULL MANUFACTURER NAME] (“Manufacturer”), and upon execution will be incorporated into the Development and Manufacturing Services Agreement between RADIUS and Manufacturer dated [EFFECTIVE DATE OF AGREEMENT] (the “Agreement”).  Capitalized terms in this Work Order will have the same meanings as set forth in the Agreement.

RADIUS hereby engages Manufacturer to provide Services, as follows:

1.             API/Drug Substance and Product.

Describe the specific API/Drug Substance(s) and Product(s).

2.             Services.  Manufacturer will render to RADIUS the following Services:

Describe the specific Services to be conducted by Manufacturer (summarize) or attach Manufacturer’s proposal.  If Manufacturer Technology is to be incorporated in any Manufacturing Process, expressly indicate that here.

3.             Facilit(ies).  The Services described above will be rendered at the Facility unless another facility of Manufacturer is indicated below:

Include alternate Facility address(es).

4.             RADIUS Materials.  RADIUS will provide to Manufacturer the following materials to be used by Manufacturer to perform the Services:

Describe specific materials being provided by RADIUS to Manufacturer.

5.             RADIUS Equipment.

Include any equipment that will be provided by RADIUS to Manufacturer to be used by Manufacturer in performance of the Services.

6.             Manufacturer Representative.       Name and Title

7.             RADIUS Representative.                  Name and Title

8.             Compensation.  The total compensation due Manufacturer for Services under this Work Order is INSERT WRITTEN AMOUNT (numerical amount).  Such compensation will be paid INSERT PAYMENT SCHEDULE OR REFERENCE PROPOSAL.  RADIUS and Manufacturer must agree in advance of either party making any change in compensation.  Manufacturer will invoice RADIUS to the attention of INSERT NAME for Services rendered under this Agreement.  Manufacturer will invoice RADIUS for all amounts due under this Work Order.  All undisputed payments will be made by RADIUS within thirty (30) days of date of invoice.

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9.             [Quality Agreement.  The provisions of the Quality Agreement, attached hereto as Attachment 1, are incorporated herein by reference.]

All other terms and conditions of the Agreement will apply to this Work Order.

WORK ORDER AGREED TO AND ACCEPTED BY:

RADIUS HEALTH, INC.	LONZA SALES LTD

By:	By:

Print Name:	Print Name:

Title:	Title:

Date:	Date:

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[Attachment 1]

Lonza
Radius - Lonza QUALITY AGREEMENT

Radius Health
300 Technology Square, 5th Floor
Cambridge, MA 02139 USA

and

Lonza Sales Ltd
Muenchensteinerstrasse 38
4002 Basel, Switzerland

Supplier’s & Client’s Name

Lonza Sales Ltd (“Supplier”) and Radius Health (“Client”) wish to define the individual responsibilities of the parties as to the quality aspects of manufacturing and release of Product as defined in Appendix 1 to ensure compliance with the approved Product application and/or Client requirements.

In order to do so, this Quality Agreement (“Quality Agreement”) takes the form, in part, of a detailed listing of activities associated with manufacture, supply, production, analysis, and release of Product. Unless otherwise indicated, responsibility for each activity is assigned to either Client, Supplier, or is assigned to both Supplier and Client.

In consideration of the parties’ agreement to perform the activities provided in this Quality Agreement and for other valuable consideration the receipt dad sufficiency of which is hereby acknowledged, and intending to be legally bound, Supplier and Client agree as provided in this Quality Agreement as follows:

1.                                      Effective Date

The Effective Date of this Quality Agreement shall be the date of last signature (the “Effective Date”).

2.                                      Scope

The purpose of this Quality Agreement between Supplier and Client is to formalize an agreement with regard to the quality responsibilities and activities between companies and is based on the quality procedures in place.

3.                                      Other Agreements

This Agreement is primarily a technical agreement, not a business agreement. Examples of some standard items excluded from this Agreement are: general business terms and conditions, pricing and escalator clauses, forecasting, delivery terms, confidentiality obligations, liability limitations and the protocol for resolution of disputes; which are described in the Development and Manufacturing Service Agreement as of 16 October 2007 (DMA). Therefore, if there are any inconsistencies between the DMSA and the Quality Agreement, the DMSA will take precedence over the Quality Agreement; except with respect to any specific quality issue that may adversely Regulatory Compliance or product quality and safety.

4.                                      Amendments to the Quality Agreement

This Quality Agreement may be amended by the written consent of both parties.  The parties agree to amend tees of this Qualify Agreement that must be amended in order that the Product continue to meet regulator y requirements of applicable regulatory agencies, as may exist from time to time.

If an amendment to this Quality Agreement is proposed, the proposing party will circulate the proposed amendment to the appropriate contact person at Supplier and Client for review and internal approval. The appropriate contact person at Supplier and Client is listed in Appendix 2 (Contacts and Responsibilities).

5.                                      Object of the Agreement

The provisions of this Agreement apply to all orders for the manufacture of drug products or other services provided by Supplier to Client after the Effective Date and prior to its termination in effect. This Agreement also applies to existing orders issued by CLIENT, which have not been completed at the date of signing.

6.                                      Subcontracting

As defined in Section 3.3 of the DMSA.

If client request the use of a specific subcontractor, the client remains fully responsible for the quality of the materials or services provided by subcontractors and for all commitments as agreed upon with this Quality Agreement.

7.                                      Survival Clause

All regulatory obligations contained herein that are required of either party or both parties by an applicable regulatory authority shall survive termination of this Quality Agreement.

8.                                      Assignment

As defined in Section 15.4 of the DMSA.

9.                                      Product Specifications

Changes to the agreed upon specifications must be mutually agreed upon and communicated in writing between the parties to this Quality Agreement via the Change Control process, except for applicable compendia changes which can be ;implemented without mutual agreement. Compendia changes must be implemented by the compendia implementation date.

10.                               Resolution of Quality Issues

Quality related disagreements between Supplier and Client that are not resolved in the normal course of business shall be brought to the attention of the appropriate contact person for notices at the Supplier and Client; in writing, as listed in Appendix 2 (Contacts and Responsibilities). If both parties agree that a resolution of the disagreement is reasonably possible, then both Supplier and Client shall agree to work jointly to develop a strategy for such resolution. Supplier and Client further Wee to record such resolution in writing.

11.                               Debarment

Supplier warrants and represents that it is not debarred under the Generic Drug Enforcement Act of 1992, 21 U.S.C. 335[a] (the “Generic Drug Enforcement Act”), and that it has not been convicted of a crime for which it could be debarred under the Generic Drug Enforcement Act. In connection with the Product, the Supplier further warrants and represents, in that it shall not use in any capacity the services of any person debarred under the Generic Drug Enforcement Act, or convicted of a crime for which a person can be debarred under the Generic Drug Enforcement Act.

12.                               Confidentiality

The contents of this Agreement and all information, representations, documents, etc. received from Supplier or its Affiliates are confidential in accordance with Section 10 of the DMSA.

13.                               Choice of Law: Jurisdiction/Miscellaneous

The applicable law shall be as defined in Section 15.8 of the DMSA. Any dispute shall be resolved in according to clause 15.9 of the DMSA.

All appendices to this Quality Agreement are attached hereto and incorporated herein by reference. In this Quality Agreement, unless the contrary intention appears: (a) the words “including” and “include” mean “including, but not limited to”;(b) the singular includes the plural and vice versa; (c) a reference to a person or entity (including Supplier or Client) includes a reference to the person’s executors, administrators, successors, substitutes and assigns; and (d) headings are for reference only and do not form part of this contract.

14.                               Manufacturing and Testing Locations

Product will be manufactured and tested at the following locations: Address:

Lonza Braine SA

Chaussée de Tubize 297

B-1420 Braine-l’Alleud, Belgium

SGS Laboratoires Simon s.a.

Vieux Chemin du Poète 10

B-1301 Wavre

Belgium

Any additional testing locations will go through Change Control process

15.                               Applicable GMP Standard

Supplier shall manufacture all products manufactured for Client (listed in Appendix 2) in compliance with current Good Manufacturing Practices (cGMP).

For the purposes of this agreement; cGMP shall mean the principles (i) described in the ICH Q7 and FDA CFR 21 Parts 11 and 211, and (ii) promulgated by any Governmental Authority having jurisdiction over the manufacture of all products manufactured for Client, in the form of laws or guidance documents, where the guidance documents are to be implemented within the pharmaceutical manufacturing industry for such products.

16.                               Certificate of Analysis / Conformance

The following documentation is required for batches of all products manufactured for Client shipped to or on behalf of Client:

•                                          Certificate of Analysis and Conformance for each batch, issued by the independent Quality Unit

•                                          Copies of investigation reports regarding quality incidents (Critical Deviations, OOS results, or similar), if applicable

The Certificates of Analysis and Conformance shall be dated and signed by a responsible person of Supplier’s Quality Unit, or it may be produced by a computer system which provides a degree of control equivalent to that given by a signature. The Certificate of Analysis states that the batch is suitable for release, and it must include — as a minimum —

•                                          Supplier name and address, (original manufacturing site),

•                                          BA058 API name and grade (if applicable),

•                                          Supplier batch/lot number,

•                                          Reference to the agreed specification,

•                                          Test parameters and corresponding specification requirements,

•                                          Test results (numerical, where applicable) for each chemical, physical or microbiological test performed,

•                                          Date of release and expiration or retest date of the all products manufactured for Client.

17.                               Change Control

Supplier shall have a documented and effective Change Control system in place and is required to provide advanced notification to Client of Major Changes to the process, specifications and analytical methods (API, intermediate, and raw materials), storage, labelling and primary packaging, which may have an in act on the quality of all products manufactured for Client, and/or on any regulatory applications related to all products manufactured for Client.

Principles:

•                                          All products manufactured for Client _produced -by a new process shall not be accepted unless the process change has first been reviewed and delivery approved by Client.

•                                          Change requests should be supported by appropriate technical documents to support the change and to confirm that technical performance has not been altered.

•                                          Modifications relating to specifications of product shall be processed according to Section 9 of this Agreements.

•                                          For those changes required to comply with applicable laws and regulatory agency requirements, Supplier shall notify Client of such requirements after Supplier becomes aware of the need for such change Client shall assess any change request received from Supplier in a timely manner. Unless there are justified scientific reasons to reject the change request, Client will not unreasonably withhold its approval of the request.

•                                          Client is responsible for the submission of all necessary change notifications to all competent authorities in full compliance with the applicable regulations, respectively.

•                                          Client will inform Supplier of the receipt of the necessary acknowledgement of the validity of the notification and, depending on the type of change, the acceptance or approval of the change by the competent authorities.

18.                               Right to Audit

Supplier shall allow Client representatives to carry out on-site audits by appointment. Supplier shall permit all reasonable access to the manufacturing, packaging, warehousing and laboratory areas related to the manufacture of the BA058 API, including pertinent documentation, during normal business hours on reasonable prior notice.

The results of the audit and the observation(s) shall be sent to Supplier by means of a written report. Supplier must ensure a satisfactory follow up to the observations made during the audit performed by Client, and take corrective actions mutually agreed upon by the parties.

The frequency of the audit shall depend upon the results of the audit and the quality performance of Supplier. In the absence of critical quality incidents the frequency shall be not more than once per year. If quality issues arise Client shall have the right to audit more frequently.

19.                               Authority Inspections

Supplier shall notify Client of all regulatory authority inspections that take place at the facility where product is manufactured or the testing laboratory where any of the associated testing is performed. If areas of concern exist which specifically involve any products manufactured for Client, Client should be notified prior to the inspection. In all other cases information on the results of the inspection is appropriate. Such notification will include;

•                                          Written notification of any observation, if any, that may impact the manufacture of any products manufactured for Client

•                                          Written notification of all related corrective actions and planned completion dates

•                                          Any further correspondence with the regulatory authority (if the manufacture of any products manufactured for Client is concerned)

20.                               Retention of samples (BA058 API)

Supplier will store retention samples, sufficient to perform at least two (2) full specification analyses, in containers that are equivalent to or more protective than the commercial packaging. Samples are to be retained for 5 years.:

Samples should be labelled with the following information:

•                                          Product name

•                                          Supplier batch/lot number

•                                          Date of manufacture

Supplier will make retention sample available to Client promptly upon Client’s justified request.

21.                               Stability

Supplier is responsible for performing process validation stability and commercial stability studies per ICH guidelines and Client requirements.

Supplier is responsible for generating stability protocols, methods and specifications. Client is responsible for approving stability protocols, methods and specifications.

Supplier will upon request or at least annually provide updated data from the stability program to Client.

Supplier will inform Client if there are any adverse trends that could impact on current retest date.

22.                               Complaints

All complaints related to any products manufactured for Client reported, regardless of source (e.g., consumers, doctors, pharmacists, sales representatives) will be handled by Client and communicated to Supplier.

Supplier is responsible for recording and investigating all quality-related complaints on any products manufactured for Client and will maintain the complete complaint database and complaint files.

Supplier will complete their investigation and respond to Client in writing to all complaints within one month of receipt.

A formal written report on the complaint detailing identifiable root causes and corrective and preventive actions where applicable shall be prepared by Supplier and sent to Client.

In case the investigation could not be finalized within 20 business days, Supplier will provide an interim report to Client.

Supplier is responsible for implementing a corrective action plan to correct any deficiencies identified during an investigation.

Client will make relevant information and samples of the affected product available to assist in the investigation of Supplier.

23.                               Recall

In the event that Supplier believes a recall of any products manufactured for Client maybe necessary or appropriate, Supplier `All immediately, i.e. within twenty-four (24) business hours, notify Client. The two parties will take joint decisions on the disposition of product or (if applicable) final drug product made thereof or user information, where required. Client is responsible for. the final decision and the coordination of any recalls or field alert activities.

Supplier shall provide any information required by Client relating to recall or field alert activities within two (2) business days of the request, if such information is readily available at Supplier.

Supplier will not initiate any notifications to health authorities concerning a (potential) nonconformance without the prior agreement of Client.

Supplier will collaborate, if needed, in any recall of a defective batch of any products manufactured for Client.

24.                               Storage and distribution

Supplier shall make commercially reasonable efforts to exclude, during packaging and storage of any products manufactured for Client, the possibility of deterioration, contamination, or mix-ups with any other material.

Supplier will send a Certificate of Analysis with each shipment of product.

Supplier will provide an up-to-date MSDS to Client with each shipment or at least on an annual basis.

25.                               BSE/TSE

Supplier shall provide to Client a BSE/TSE certificate for any products manufactured for Client listed in accordance with the EMEA Note for Guidance EMEA/410/01 (current revision). The certificate shall indicate if any products manufactured for Client is (are) of human or animal origin, and if materials of human or animal origin are used during the manufacturing process of any products manufactured for Client. An updated BSE/TSE certificate must be issued after any change to the manufacturing process which involves new raw materials or for raw materials that have been sourced from a different Supplier.

26.                               Raw materials

Supplier shall be responsible for the purchase, storage, handling, sampling, testing and approval or rejection of materials used in manufacturing any products manufactured for Client pursuant to this agreement, with the exception of any -Material supplied by Client. Supplier shall implement a vendor qualification program for evaluating the Suppliers of critical materials, with the only exception of materials supplied by Client. Supplier shall only purchase materials from qualified Suppliers.

Supplier must utilize documented maternal inspection, plans and testing procedures. The results of this inspection and testing must be in accordance with specifications filed by Client. Raw materials supplied by qualified vendors and those supplied by Client can be subject to reduced testing but a minimum ID testing (or visual examination in case of hazardous or highly toxic raw materials) needs to be performed for each delivery and each lot.

Supplier shall store and handle materials used in manufacturing any products manufactured for Client pursuant to his Agreement under appropriate conditions, consistent with cGMPs, all applicable laws, rules and regulations, and industry standards. Client shall inform Supplier on the storage conditions of any ‘aerial supplied to Supplier.

Supplier shall have all necessary and appropriate controls in place to prevent cross-contamination of the raw materials and intermediates used in the manufacture of any products manufactured for Client from other chemicals stored, used, or manufactured by Supplier, including but not limited to potent hormones, cytotoxic compounds, highly potent drugs or non-pharmaceutical chemicals.

27.                               Qualification / Validation

Equipment qualification, process validation, analytical methods validation and validation of computerized systems, if used, are in place and covered by Change Control. Validation documentation shall be available for review during an audit. On request, the Client will get copies or summaries from the process validation reports.

Development (Early clinical phase)

Supplier’s equipment qualification and Change Control process are in place. Verification of analytical methods for intended use (see Note).

Note: in case API lots will be used for clinical phase 3 studies, or prior to the validation campaign at the latest, the analytical methods should be validated according to ICH Q2 (RI) guidelines.

28.                               Reprocessing

Reprocessing shall be performed according to the current regulatory dossier and reported to Client. Reasons for reprocessing have to be investigated, and the results shall be communicated with Client.

Development:

Reprocessed batches have to be reported and agreed with the Client.

29.                               Reworking

Reworking is only possible after approval by Client.  Additional stability tests and analytical testing of reworked batches may be required.

Development:

Reworked batches have to be reported and approved by Client.  Reworking process could be part of the experience through process development.

30.                               Deviations / OOS (incl. stability)

Supplier must have a formal procedure for handling deviations as well as non-conforming laboratory test results (OOS results) that is in accordance with cGMP.

Supplier will notify Client promptly (target: within 3 business days) in the event of any Critical Deviation(s). A Critical Deviation is defined as a departure from an approved process step, process condition, test requirement, or other relevant parameter or item that must be controlled within predetermined criteria to ensure that the final Product meets its specification or established standard and that has an adverse impact on the final Product quality and/or stability and/or physical characteristics.

Client may participate in any investigation concerning the OOS results. Supplier will implement any agreed actions arising out of the completed investigation report in order to avoid the reoccurrence of similar issues in the future. In all cases, Supplier must investigate any confirmed OOS result and forward a copy of the completed investigation report to Client within a reasonable period of time. The investigation report will be maintained as part of the executed batch record.

For all confirmed OOS stability test results that indicate that any products manufactured for Client has (have) failed to remain within specifications, Supplier will notify and discuss with Client promptly (within 3 business days) and provide the stability data. The investigation report will be maintained as part of the stability report.

31.                               Labelling

Supplier shall comply with the requirements in ICH Q7 in relation to labelling, in particular:

•                                          Labelling operations shall be conducted to prevent mix ups,

•                                          Labels shall be checked for accuracy before application,

This agreement does not absolve Supplier from complying with any legal requirements in relation to the transportation of any products manufactured for Client.

32.                               Regulatory documents

Upon request by, and in mutual consultation with Client, Supplier shall be responsible for preparation of documentation on Manufacture of any products manufactured for Client as required for the Regulatory Submissions of Client, limited to Supplier’s activities under this agreement.

Client shall provide portions of Regulatory Submissions, related to any products manufactured by Supplier for Client and Supplier’s, activities performed under this agreement, to Supplier for review and written consent, prior to submission to any Regulatory Authority. Client shall, upon submission to any Regulatory Authority, provide Supplier with current copies of portions of

Regulatory Submissions. including amendments and supplements thereto, related to any products manufactured by Supplier for Client and Supplier’s activities performed under this agreement.

Supplier will provide, in mutually agreed timelines, all other information related to any products manufactured by Supplier for Client that Client may reasonably request for its Regulatory Submissions, including any data for annual reports (e.g. annual stability reports).

When a change is known to require, or has the potential to require a Regulatory Submission, Supplier with Client will develop a joint strategy to secure the appropriate regulatory approval prior to implementation of the change at Supplier and Client. For Change Control see section 3.

Supplier shall be responsible for preparation of the Drug Master File related to any products manufactured for Client and submission of such documents to any Regulatory Authority, including maintaining such submissions (hereafter altogether called ‘DMF’).

33.                               Product release

Supplier quality unit has the responsibility to review and approve the executed batch production records prior to batch release. Supplier has the responsibility to release any products manufactured by Supplier for Client for shipment to Client.

At the Client’s request, the executed batch production records will be sent to Client for review prior to batch disposition.

Supplier will not ship any products manufactured for Client to any destination, as identified by Client, until the product(s) manufactured for Client is or are released for shipment, unless prior written approval has been received from Client to perform such a shipment under quarantine.

Supplier is responsible for the issuance for each batch of product manufactured for Client a Certificate of Analysis and Certificate of Conformance (see also section 16).

34.                               Reference standards

All reference standards should be stored in accordance with the Suppliers recommended storage conditions and used within their given expiry or retest date.

Client is responsible for the purchase and certification of the reference standards.

Client shall provide to Supplier reasonable quantities of any non-compendial or not commercially available reference standards necessary to perform the tests included in product specifications.

35.                               Analytical methods

Analytical methods used for testing the API(s): compendial analytical methods must be verified and all others must be validated prior to use

Development (early clinical phase)

Supplier provides verification of analytical methods for intended use (see Note).

Note: in case API lots will be used for clinical phase 3 studies, or prior to the validation campaign at the latest, the analytical methods should be validated according to ICH Q2 (R1) guidelines.

Any significant changes to these analytical methods must be approved by the Client via a formal Change Control system.

36.                               Manufacturing

Supplier shall have appropriate control procedures in place to ensure that only authorised personnel has access to Supplier’s manufacturing facilities.

37.                               Division of Responsibilities Table

§	Responsibilities	Not Applicable	Client	Supplier
1.	General Provisions
1.01

Follow applicable current Good Manufacturing Practices (cGMPs), including International Conference on Harmonization (ICH) Q7 Good Manufacturing Practice Guidance for Active Pharmaceutical Ingredients (API)) and locally imposed requirements.

X
1.02

Manufacture, package, ship, store and test the Product and materials in an environment meeting the applicable GMP regulations, which is designed, constructed and maintained in a manner that a) permits the operation therein to be performed under clean, sanitary and orderly conditions; b) permits the effective cleaning of pertinent surfaces; and c) prevents the contamination of the Product and the addition of extraneous material to the Product.

X
1.03	Manufacture the Product in adherence to applicable regulatory submissions, such as Drug Master File (DMF), if applicable.			X
1.04	Operate in compliance with applicable environmental, occupational health and safety laws and regulations.			X
2.	Organization and Personnel
2.01	Implement procedures and/or documented training to meet obligations under this Agreement			X
2.02

There shall be a quality control unit that shall have the responsibility and authority to approve or reject all components, drug product containing, closures, in-process materials, packaging material labeling, and drug products, and the authority to review production records to assure that no errors have occurred or if errors have occurred, that they have been full investigated.  The quality control unit shall be responsible for approving or rejecting drug products manufactured, processed, packed, or held under contract by another company.

X

2.03	The responsibilities and procedures applicable to the quality control unit shall be in writing; such written procedures shall be followed.			X
2.04	Maintain a quality unit that is independent of production that fulfils both quality assurance and quality control responsibilities.			X
2.05	Involve the quality unit in all quality related matters and have them review and approve all quality critical related documents.			X
2.06

As it relates to this Quality Agreement, notify the other party of name change, corporate reorganization, consolidation, merger or acquisition or sale of the party’s company. Notify other party of key personnel changes.

X
3.	Facilities and Equipment
3.01	Ensure that facilities, equipment and systems, pertaining to the product(s) outlined in this Agreement, are qualified and maintained compliant to cGMP regulations.			X
3.02	Sharing information on toxicity of API and raw materials, process aids and intermediates, if available		X	X
3.03	Establishing solubility of API and intermediates in cleaning agent used			X
3.04	Assessing/verifying cleanliness of used equipment			X
3.05	Releasing equipment after cleaning			X
4.	Production and In Process Controls, Packaging and Labelling
4.01	Procure, test as required, and release raw materials and packaging and labelling materials used in manufacture of Product.		X	X
4.02	Establish and document specifications for raw materials- Product labelling and packaging materials and other materials that would likely affect product quality.		X	X
4.03	Prepare/develop master batch production records in accordance with applicable cGMP requirements or guidelines, as applicable for lifecycle of product.	it		X
4.04	Review and approval of all master batch documentation.			X
4.05	Inspect, weigh and measure raw materials used for Product manufacturing and verify critical weighing by a second individual or validated automated system.			X
4.06	Manufacture Product in ?Mariner that prevents contamination by other materials including carryovers.			X
4.07

Provide product label to include: name and address of the manufacturer, identifying code, batch number, quantity of contents, storage and special transport conditions if applicable, the retest or expiry date and any special requirements. Revise label per Change Control as necessary.

X
4.08	Review and approval of batch production records by quality unit prior to batch release.			X
4.09	Release Product by quality unit for shipment to the client.			X
4.09 bis	Deciding on final disposition of API		X
4.10	Provide label for intermediates, samples, and waste. Revise label per SOP as necessary.			X
4.11	Specifying packaging material for API		X	X

4.12	Specifying packaging material for materials before the API, if needed		X
4.13	Purchasing packaging material		X
5.	Documentation and Records
5.01

Have a controlled system to initiate, review, revise, approve, obsolete and archive all Good Manufacturing Practices documentation. At a minimum, all production, control, and distribution records should be retained for at least 1 year after the expiry date of the batch. For APIs with retest dates, records should be retained for at least 3 years after the batch is completely distributed.

X
5.02	Have written procedures for the review and approval of all batch documentation.		X
5.03	Maintain a document control system for specifications and test methods, including: raw materials, Product labeling, packaging materials and other materials that would likely affect product quality.		X
5.04	Review and approval of specifications and test methods, including: Product labeling, packaging materials and other materials that would likely affect product quality.	X	X
5.05

Provide a complete Certificate of Analysis for the Product, containing “at minimum” the following information:

Supplier Product number

Supplier lot/batch number.

Name of Product

Name of the tests Specification limit

Expiration or retest date, if applicable

Test result (as a numerical value, unless designated

Pass/Fail in the specification limit, statistical values can be used if data supports their use except for assays and impurity tests), including retest results if required

Quality Assurance approval and date.

Manufacturing Site (name and address)

Manufacturing Date

X
5.06	Provide certification that the Product was manufactured in a cGMP compliant facility and was tested in accordance with and meets specifications		X
5.07	Where applicable, electronic signatures used on the certificate of analysis or other controlled documents should be authenticated and secure.		X
5.08	Archiving the original documents		X
6.	Change Control
6.01

Have established written procedures for control of changes impacting the Product including manufacturing components or process, computer hardware/software, Product specifications, test methods, vendors, and subcontractors, if applicable.

X
6.02

Notify Client within a reasonable time of intent to make Major changes that could impact the identity, strength, safety, potency, stability, purity, or regulatory status prior to implementation of the change.

X
6.03	Issue to Client a written evaluation of the Major Change including change justification so that Client can determine the		X

impact of use of Product in Client’s finished product.
6.04	Have Major Changes reviewed and approved by the Supplier’s quality unit.		X
6.05	Jointly establish a strategy to secure regulatory approvals for Major Changes, as necessary.	X	X
7.	Deviations
7.01

Have procedures for the identification, investigation, and reporting of each departure from an approved instruction or established standard (deviations) and Out-of-Specification (OOS) results that occur during the manufacture and testing of the Product.

X
7.02

Document and explain all deviations. Investigate OOS results and Critical Deviations. Extend the investigation to other lots that may have been associated with the failure as appropriate. Include preventive actions and track these to completion.

X
7.03	Evaluate deviations to determine their impact on the predetermined criteria that ensure the Product meets its g- specification or applicable validation/qualification study.		X
7.04	Issuing notifications on atypical results on stability (e.g.. 00E) to Client within 3 business days of occurrence		X
7.05	Issuing reports on OOS, Critical Deviations, failures to Client within 3 business days of occurrence		X
8.	Reprocess and Batch Adjustments /Rework/Retest
8.01

Have procedures for batch adjustments and reprocessing, if applicable. Reprocessing is defined as introducing an intermediate or API, including one that does not conform to standards or specifications, back into the process and repeating a crystallization step or other appropriate chemical or physical manipulation steps (e.g. distillation, filtration, chromatography. and milling) that are part of the manufacturing process.

X
8.02	Will not blend Out of Specification batches with other batches for the purpose of meeting specifications.		X
8.03

Have a protocol for Product requiring rework describing the rationale and justification for rework for approved filed rework processes, if applicable. Rework is defined as subjecting an intermediate or API that does not conform to standards or specifications to one or more processing steps that are different from the established manufacturing process to obtain an acceptable quality intermediate or API (e.g. recrystallizing with a different solvent).

X
8.04	Receive written approval by Client for rework outside of approved filed rework processes.		X
8.05	Will not perform recovery of materials and/or solvents unless approved procedures and specifications are in place.		X
9.	Laboratory Controls
9.01	Have written procedures for sample management, testing, approval, disposition, recording, storage, retention and disposal of laboratory data.		X
9.02	Retain samples as required by regulatory agencies.		X
9.03	Have written procedures and appropriately document the preparation, use and management of reagents, solutions, and		X

standards.
9.04	Have appropriate specifications and test procedures for the Product which are consistent with the applicable approved filing and/or compendia) monograph.	X	X
9.05	Test Product in accordance with approved validated or qualified methods and specifications using calibrated equipment.		X
9.06	Have a program for qualification, calibration, and preventive maintenance of all analytical equipment.		X
9.07	Responsible for analytical method development, qualification and or validation as appropriate.	X	X
9.08	Responsible for transferring any developed methods to Supplier.	X
9.09	Providing development reports, test procedures, validation documents, etc and other source documents	X	X
9.10	If commercially available reference standards are not’- available, reference standards for the Product ‘will be provided.	X	X
10.	Storage and Distribution
10.01	Maintain storage facilities appropriate for conditions specified on the Product label. Maintain records of any critical storage conditions.		X
10.02	Have systems for controlling quarantined, rejected or recalled materials.		X
10.03	Provide Material Safety Data Sheets or equivalent.	X
10.04	Notify Client in a timely manner if Supplier finds a quality issue post Supplier release/shipment.		X
10.05	Storing API under labelled conditions		X
10.06	Qualifying of carrier	X	X
10.07	Preparing API for dispatch and loading of vehicles		X
10.08	Maintaining storage conditions during transportation until agreed transition point	X	X
11.	Complaints
11.01	Have written procedures in place to document, investigate, and respond to all quality related complaints.		X
11.02	Assist in investigations as reasonably requested by Client for complaints associated with Product.	X	X
11.03	Retain complaint investigation records and evaluate trends and severity. Implement corrective and preventive actions as necessary.		X
11.04	Implementing corrective actions, if necessary		X
11.05	Responding to external customers	X
11.06	Clarifying root cause	X	X
11.07	Storing or disposing returned product		X
12.	Recalls
12.01

In the event that either Client or Supplier determines that an event or circumstance has occurred relating to the manufacture or stability of the Product which may result in the need for a recall, stock recovery or market withdrawal of Client’s finished drug product, Supplier and Client shall consult with each other in a timely manner. The final decision to recall any of the Client’s drug products shall be made by

X

Client.
12.02	Notification of the recall or similar action to the authorities, distributors and customers of the finished drug product shall be made by Client	X	X
12.03	Supplier will have procedures in place to facilitate the recall of an API as necessary. Supplier will provide assistance to the Client for the recall of drug product incorporating the Supplier’s API.		X
13.	Annual Product Reviews
13.01	Have procedures to conduct and document annual product reviews, if applicable.		X
13.02	Allow viewing of the Annual Product Review APR) for the Product during an on-site audit.		X
14.	Stability
14.01	Maintain a documented, ongoing stability program to monitor the stability of the Product using stability indicating procedures.		X
14.02	Data analysis and trending reporting will be performed.		X
14.03	OOS notification to Client will be provided in a timely manner.		X
14.04	Use data to confirm appropriateness of storage conditions and retest or expiry date:,		X
14.05	Store stability samples in commercial size and/or simulated market containers under ICH storage conditions.		X
14.06	Place the first three commercial production batches and at least one batch per year (if a batch is produced in the year) on stability or as required by applicable regulatory agencies.		X
14.07	Preparing stability protocols		X
14.08	Approving stability protocols	X	X
15.	Validation/Qualification
15.01	Determine according to Product lifecycle and guidance documents when process validation is required.		X
15.02

Have a written master validation/qualification plan for the facilities, equipment/instruments, manufacturing process, cleaning procedures, analytical procedures, in process control tests and computerized systems as appropriate. These to be approved by the quality unit.

X
15.03	Responsible for developing, preparing and maintaining validation documentation approved by the quality unit, including protocols, reports and associated documentation.		X
15.04

Qualify as necessary all critical systems and equipment used for the manufacture and control of Product (Installation Qualification (IQ), Operational Qualification (OQ), and/or Performance Qualification (PQ)).

X
15.04	Allow viewing of the validation documentation for the Product during an onsite audit.	X	X
16.	Right to Audit
16.01

Client has the right to audit Supplier’s facilities and systems and review documents as they relate to the manufacture of Product. Such inspections and document review shall be conducted by Client at a time, date and duration mutually agreeable to the Supplier and Client and subject to Client

X

signature of a separate confidentiality agreement with the Supplier entity owning the production site.
16.02

Client retains the right to conduct reasonable “for cause” audits.  Specific goals/scope of the audit, proposed dates and names of the auditors will be agreed upon mutually by the Client and the Supplier.

X
16.03	Issue Supplier a confidential audit report summarizing audit observations within 30 days of audit.	X
16.04	Issue responses to all observations documented in the issued audit report in writing to Client Quality Assurance within 30 days of receipt of the report.		X
16.05	Maintain internal GMP audit program.	X	X
16.06	Maintain external GMP audit program for Suppliers of raw materials and components, or other suitable qualification program.	X	X
17.	Regulatory Inspections and Exchanges
17.01

Notify Client within three business days of the receipt of a Regulatory Authority inspection report, deficiency letter or written regulatory  compliance observation, which contains any significant adverse findings that relate to the Product or the facilities used to produce, test or warehouse the Product sold to Client. A significant adverse finding is herein defined as the following: conditions, practices, or processes that adversely affect or may potentially adversely affect product or service quality and/or the rights, safety or well being of subjects/patients and/or the quality and integrity of data, documentation, or other materials or information addressed in the inspection.

X
17.02

Provide copies of the inspection report, deficiency letter or written regulatory compliance observation that relate to the Product or the facilities used to produce, test or warehouse the Product sold to Client. This shall be edited to exclude

Supplier or other Client’s proprietary information or a complete summary report containing the description of the adverse finding as stated in the inspection report, deficiency letter or regulatory compliance observation to Client by facsimile or electronically within five (5) business days of the receipt of the inspection report.

X
18.	Regulatory Filings and Regulatory Status
18.01	Responsible for submission, maintenance, approvals and updates/amendments to regulatory filings for Product (including API DMF). Client will be notified as per FDA or EU requirements.		X
18.02	Responsible for providing to the agencies all requested documentation/data required for regulatory filings.	X	X
18.03	Responsible for communicating to the other party approvals, deficiencies or rejections by agencies regarding submissions, amendments or updates.	X	X
18.04	Responsible for submission and maintenance of drug product registration and current site registration and obtaining labeler code as required by regulatory agencies.		X
18.05	Client shall provide Supplier with the following information regarding the use of the product:	X

Clinical phase of development of the drug product that Product is used in and any change regarding this status Intended use of the drug product in which that Product is used Regulatory agencies with which the drug product is filed and if Product is included in the filing.

18.06	Notify Supplier if Supplier will be name in any governmental filing prior to such filing being made.	X
18.07	Coordinate the activities necessary to ensure readiness prior to Regulatory Agency Pre-Approval Inspection (PAI).	X	X
18.08	Provide Letter of Authorization for Client to permit reference to Supplier submissions in the registration of the Client’s drug product.		X
19.	Animal Derived Materials:
19.01

Evaluate and control the risk of Transmissible Spongiform Encephalopathy (TSE) for raw Materials and components. Maintain appropriate records for each lot of animal derived material to ensure traceability. Where required by local regulations, Supplier will assure that the country of origin or slaughtering information (either or both, which ever can be obtained from the manufacturer) will be documented and provided to Client.

X

Glossary

Active Pharmaceutical Ingredient (API) — Any API or mixture of APIs, intended to be used in the manufacture of a drug (or: medicinal) product and that, when used in the production of a drug, becomes an active ingredient of the drug product. Such APIs are intended to furnish pharmacological activity or other direct effect in the diagnosis, cure, mitigation, treatment or prevention of disease or to affect the structure or any function of the body of man or animals.

Business day — Any day of the week, other than Saturday, Sunday, or day on which the party required to take action is regularly closed for business, i.e., Monday to Friday (European working hours) except any official national or regional bank holidays or shut down of the plant.

CEP — A certificate issued by the European Directorate for the Quality of Medicines which demonstrates that the Product complies with the requirements of the European Pharmacopoeia monograph and / or Transmissible Spongiform Encephalopathy (TSE) requirements. Also known as “CoS” = Certificate of Suitability.

Certificate of Analysis — A document identified as such, provided by the Supplier signed by its Responsible Person, or produced by a computer system which provides a degree of control equivalent to that given by a signature, which sets forth the analytical test results, obtained from testing of a representative sample, against the specifications for the batch to be delivered.

Certificate of Conformance  — A document identified as such, provided by the Supplier and signed by a nominated representative of its Quality Unit; or produced by a computer system which provides a degree of control equivalent to that given by a signature, which certifies that each batch of Product was produced and -tested in compliance with the agreed specifications, cGMP, and the relevant pharmacopoeial monographs, as applicable.

Contract — Business agreement for supply of goods or performance of work at a specified price.

Contract Manufacture — Performance of some aspect of manufacture, under a contract, on behalf of the original manufacturer.

Client — The company or organisation receiving the product (API or intermediate) once it has left the control of the Supplier; includes users and distributors.

Critical Deviation — Departure from an approved process step, process condition, test requirement, or other relevant parameter or item that must be controlled within predetermined criteria to ensure that the API meets its specification or established standard and has an adverse impact on the final Product quality and/or stability and/or physical characteristics.

Distributor — Any party in the distribution/supply chain starting from the point at which an API or intermediate is transferred outside the control of the original manufacturer’s material management system including parties involved in trade and distribution, such as (re)processors,

(re)packagers, transport and warehousing companies, forwarding agents, brokers, traders, and Suppliers other than the original manufacturer.

DMF — Drug Master File. The Supplier’s dossier for providing confidential information to a regulatory authority about facilities, processes, or articles relating to product used in the manufacturing, processing, packaging, and storing of one or more drug (or: medicinal) products.

GMP — Good Manufacturing Practice. Requirements for the Quality System under which drug (or: medicinal) products and their (active) ingredients are manufactured. Current Good Manufacturing Practice (cGMP) is the applicable term in the United States. For the purposes of this guideline, the terms GMP and cGMP are equivalent.

Immediately — Generally no more than twenty-four (24) business hours. This period may be exceeded due to events or circumstances beyond the reasonable control of the responsible party.

Laws — All laws, statutes, rules, regulations (including, without limitation, cGMPs, NDA regulations, and other relevant provisions enforced by any applicable governmental authority), ordinances and other pronouncements having the binding effect of law of any governmental authority.

Major Changes — Changes to a process step, process condition, test requirement, or other relevant parameter or item that must be controlled within predetermined criteria to ensure that the API meets its specification or established standard that could impact the identity, strength, safety, potency, stability, purity, and/or regulatory status.

Manufacturing License — With respect to a country, any regulatory authorisation required to manufacture one or more products or classes of product as granted by the relevant governmental authority.

Non-conformance — Departure of a quality characteristic from its intended level or state such as to cause an associated material or activity not to comply with its specification, cGMP, marketing authorisation or applicable law.

Original Manufacturer — Person or company manufacturing a material to the stage at which it is designated as a pharmaceutical starting material.

Product Quality Review — The PQR is an assessment to verify the operational consistency of a process based on results trending and non-conformances.

Promptly — Generally no more than three (3) -business days. This period may be exceeded due to events or circumstances beyond the reasonable control of the responsible party.

Quality Agreement — A legally binding agreement that is mutually negotiated and concluded between (the Quality Departments of) API manufacturers and their customers. It is intended to define, in a formalised manner responsibilities relative to quality tasks to assure the manufacture, supply and use of safe in aerials acceptable for pharmaceutical use It may also include commitments between the parties regarding (a) the provision of information, documents, or samples, and (b) communication and notification rules including contacts.

Quality Incident — An incident relating to an issue or defect which is not necessarily detected by the specification parameters but which potentially could result in a non-conformance. A “critical” quality incident is relating to a defect or fault that makes a product unsuitable for use and which could potentially result in a recall, retrieval or withdrawal.

Record — Document stating results obtained and/or providing evidence of activities performed. The medium may be paper, magnetic, electronic or optical, photography etc. or a combination thereof.

Responsible Person — The person(s) within the Quality Unit at the Supplier who is accountable for the release of batches of product.

Sample — A part or parts of the product taken to show the quality of the whole.

Site — A location where the API or intermediate manufactured. This may be any operational area within the Supplier’s facility referred to in the section “Parties to the agreement” of the Quality Agreement (see chapter 5.2, I.1 of this guideline), or at a remote facility that may be the facility of an affiliate of the Supplier or a sub-contractor.

Sub-Contractor — A third party contractor, engaged and qualified by the Supplier to perform any part of the Supplier’s cGMP obligations under the License, Supply or Quality Agreements.

Supplier — Person or company providing APIs or intermediates on request. Suppliers may be (original) manufacturers or distributors.

Supply chain — For the purpose of this guideline, supply chain is defined as all steps in the entire chain of distribution starting from the point at which an API or intermediate is transferred outside the control of the original manufacturer’s material a management system downstream to the final user(s).

Timely manner — As soon as can be expected considering the typical operations and processes at manufacturers, the defined responsibilities and the agreed communication pathways. A “reasonable period of time” is considered as practically synonymous. The exact period of time depends on the respective subject.

User — A party who utilises an API in the manufacture of a drug product or an intermediate in the manufacture of an API.

Appendices:

1.                                      List of Products manufactured by Supplier for Client

2.                                      List of Key Contacts

3.                                      Product Specifications

4.                                      Examples of Changes that do not require notification

5.                                      Examples of OOS/Critical Deviations

Appendix 1:

List of Products manufactured by Supplier for Client:

BA058 API

Appendix 2:

List of Key Contacts:

Client	Supplier

J. Guerriero	F. Mutterer

L. O’Dea	P. Loosen

Appendix 4:

Examples of Changes that Do Not Require Notification (not intended to be all inclusive)

Editorial changes to procedures, batch records, or manufacturing/testing procedures, which are of a typographical, grammatical/presentation updates or which provide additional detail/clarity in describing an existing established practice.

Environmental control changes, which do not affect the processes, product or service (e.g., changes in sample frequency or locations)

Safety changes, which do not affect the process, product or services.

Like-for-like changes to equipment or parts. Like-for-like changes are those that use the same replacement part from the same Supplier or parts from a different Supplier, but which are deemed and documented by the user to be identical in functionality and performance.

New procedures that are created to document an existing established practice, provided that the new details are in accordance with the process as described in the master batch record.

Routine and preventative maintenance updates that do not have an associated change to an operating parameter.

Appendix 5:

Examples of Examples of OOS/ Critical Deviations that Require Notification (not intended to be all inclusive)

Any manufacturing, holding, packaging, labelling, sampling or testing OOS/deviation that may affect the quality, safety, purity, or integrity of the product.

Any reprocessing, reworking or process amendments.

Any aberrant result, including yields and analytical test results.

Any physical contamination, cross-contamination, chemicalor microbiological contamination of the product or processes.

Critical departures from the master batch record, validation, analytical methods, or stability.

Equipment failure / calibration failure only if impact or the product quality.

Done in two (2) original copies, each party having received its copy.

Company Approval

It has been approved by:

RADIUS

Signed:	Date:

/s/ Nick Harvey	Dec. 13, 2010
Nick Harvey
CFO

Signed:	Date:

/s/ Louis O’Dea	Dec. 15, 2010
Louis O’Dea
CMO

LONZA

Signed:	Date:

/s/ Frederique Mutterer	Dec. 21, 2010
Frederique Mutterer
Head of Quality Assurance and Regulatory Affairs

Signed:	Date:

/s/ Patrick Loosen	Dec. 21, 2010
Patrick Loosen
General Manager Head of Operations

AMENDMENT NO. 1

to

DEVELOPMENT AND MANUFACTURING SERVICES AGREEMENT

This Amendment No. 1 to the DEVELOPMENT AND MANUFACTURING SERVICES AGREEMENT is entered into on May 19, 2011 by and between Radius Health Inc., a Delaware Corporation, with its principal office at 201 Broadway — 6th floor, Cambridge, MA 02139, United States of America (“RADIUS”), and LONZA Sales Ltd, a Swiss company having an address at Muenchensteinertrasse 38, CH-4002 Basel, Switzerland (together with its Affiliates, “Manufacturer”), and upon execution will be incorporated into the Development and Manufacturing Services Agreement between RADIUS and Manufacturer dated October 16, 2007 (the “Agreement”).  Capitalized terms in this Amendment will have the same meanings as set forth in the Agreement, as amended to date.

WHEREAS

RADIUS and Manufacturer have agreed to amend the Agreement with respect to its term.

NOW, THEREFORE, IT IS AGREED AS FOLLOWS:

According to Article 14.1 of the Agreement, RADIUS wishes to extend the term of the Agreement for an additional two (2) year period effective April 4, 2011.

All other terms and conditions of the Agreement will apply to this Amendment and shall remain in full force and effect.

AMENDMENT AGREED TO AND ACCEPTED BY:

RADIUS HEALTH, INC.		LONZA SALES LTD

By	/s/ B.N. Harvey	By	/s/ John Eley	/s/ Oliv Brunner
Print Name	B.N. Harvey	Print Name	John Eley	Oliv Brunner
Title	CFO	Title	Legal Counsel	Legal Counsel
Date		Date	20 May 11

AMENDMENT NO. 2

TO

DEVELOPMENT AND MANUFACTURING SERVICES AGREEMENT

This Amendment No. 2 (the “Amendment”) to the DEVELOPMENT AND MANUFACTURING SERVICES AGREEMENT is entered into on January 30, 2014 by and between Radius Health Inc., a Delaware corporation, with its principal office at 201 Broadway — 6th floor, Cambridge, MA 02139, United States of America (“RADIUS”), and LONZA Sales Ltd, a Swiss company having an address at Muenchensteinerstrasse 38, CH-4002 Basel, Switzerland (together with its Affiliates, “Manufacturer”), and upon execution will be incorporated into the Development and Manufacturing Services Agreement between RADIUS and Manufacturer dated October 16, 2007 (the “Original Agreement”), as amended to date.  Capitalized terms in this Amendment will have the same meanings as set forth in the Agreement, as amended to date.

WHEREAS, RADIUS and Manufacturer are parties to the Original Agreement; and

WHEREAS, RADIUS and Manufacturer are parties to Amendment No. 1, entered into on May 19, 2011, to the Original Agreement (such Amendment No. 1 together with the Original Agreement, the “Agreement”); and

WHEREAS, the Parties desire to further amend the Agreement as set forth herein.

NOW THEREFORE, in consideration of the above premises and the mutual covenants herein set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

1.                                      Amendment to Section 14.1.  The Parties hereby agree to extend the term of the Agreement to December 31, 2015, unless earlier terminated pursuant to Section 14 of the Agreement.  Any further extensions of the term shall be mutually agreed by the Parties.

2.                                      Ratification.  All lawful actions taken by RADIUS and Manufacturer which are consistent with the terms of the Agreement are hereby authorized, approved and ratified, regardless of whether any such actions were taken prior to the date of this Amendment.

3.                                      Remainder of Agreement.  Except as modified by this Amendment, all other terms and provisions of the Agreement shall remain in full force and effect in accordance with their terms.

4.                                      Entire Agreement.  This Amendment and the Agreement supersede all other prior agreements, understandings, representations and warranties, oral or written between the parties hereto in respect of the subject matter hereof.

5.                                      Governing Law; Jurisdiction.  This Amendment shall be construed, interpreted and enforced in accordance with the internal substantive laws of the State of New York, without reference to the choice of law doctrine of such state.

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6.                                      Counterparts; Delivery.  This Amendment may be executed in any number of counterparts, each of which shall for all purposes be deemed an original and all of which shall constitute the same instrument.  Delivery of an executed signature page of this Amendment by facsimile or other electronic transmission shall be as effective as delivery of an original executed counterpart of this Amendment.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective authorized representatives effective as of the date first above written.

LONZA SALES LTD		RADIUS HEALTH, INC.

By:	/s/ Sven Frie	By:	/s/ B.N. Harvey

Name:	Sven Frie	Name:	B.N. Harvey

Title:	Head of Business Dev.	Title:	CFO

By:	/s/ Nadia Zieger

Name:	Nadi Zieger

Title:	Legal Counsel

WORK ORDER NO. 2*

THIS WORK ORDER NO. 2 is by and between RADIUS HEALTH, INC. (“RADIUS”) and LONZA Sales Ltd, a Swiss company having an address at Muenchensteinerstrasse 38, CH-4002 Basel, Switzerland (together with its Affiliates, “Manufacturer”), and upon execution will be incorporated into the Development and Manufacturing Services Agreement between RADIUS and Manufacturer dated October 16, 2007 (the “Agreement”).  Capitalized terms in this Work Order will have the same meanings as set forth in the Agreement.

RADIUS hereby engages Manufacturer to provide Services, as follows:

1.             API/Drug Substance and Product.

BA058

Nomenclature:   Chemical Name:  Ala-Val-Ser-Glu-His-Gln-Leu-Leu-His-Asp-Lys-GlyLys-Ser-IIc-GIn-Asp-Leu-Arg-Arg-GIu-Lys-Leu-Leu-Aib-Lys-Leu-His-Thr-Ala-NH2 [Glu22,25, Leu23,28,31, Aib29, Lys26,30] hPTHrP(1-34) NH2; The active pharmaceutical ingredient (API), BA058 API, is isolated with associated water and acetate.

2.             Services.  Manufacturer will render to RADIUS the following Services:

Manufacturer will produce Product hereunder for use by Radius in a Phase III clinical study.  Such work shall be performed in accordance with Exhibits A-C plus such additional requirements as discussed below.

Production:  Manufacturer will perform a solid-phase-peptide-synthesis process (SPPS) characterized by the stepwise addition of Fmoc-amino acids using Fmoc-Aas and coupling agents, followed by cleavage I deprotection and work-up in accordance with the “Proposal for the Manufacture of 50g and 100g, 150g and 200g of BA058 and upgrading of analytical methods to NDA filing levels for Radius Health, Inc.” attached hereto as Exhibit A).  Production will be performed in a 20L reactor.  Two purification steps will be performed by reverse phase HPLC, which is followed by isolation by means of lyophilization.  The purification will be monitored using the Manufacturer’s methods FG1 and VG1.

Analytical development:  As a first step, method comparability between TG1, VG1 and FG1 will be established in accordance with the “Analytical Development Proposal for BA058, API Project (Lonza RDS-001)” attached here as Exhibit B).  If needed, additional method development may be performed to identify the method of choice.  Once identified, the methods of choice (probably two) that are suitable for quantification of process impurities and supportive of ICH-stability studies will identified and agreed by the parties.  Resulting product will be greater than 97% pure as measured by the Manufacturer’s method FG1.  Release will be performed using the TG1 method, originally developed by Ipsen, unless otherwise agreed upon in advance based upon the outcome of the analytical method qualification.

Stability:  an ICH-stability study will be performed according to the requirements in “SP-RDS-001 Stability Protocol for BA058 API, an Analog of Human Parathyroid-related Peptide (PTHrP)” (Exhibit C).

* Confidential Treatment Requested by the Registrant.  Redacted Portion Filed Separately with the Commission

CONFIDENTIAL

1

The above requirements, and any additional requirements that are agreed by the parties as contemplated above, shall be deemed part of the Specifications for the Product for purposes of the Agreement.

a)            Production will be initiated by the week of January 25, 2010.  Analytical development will commence in the week of January 18, 2010.  The deliverables will include regular updates (status reports, conference calls), as requested by Radius.  Release specifications are listed in Exhibit D, which for clarity shall be deemed part of the Specifications for the Product for purposes of the Agreement.  Modifications may be required, as the development status changes, and shall be agreed by the parties in writing.

b)            In the activities outlined in (a) and (b), which may include Manufacturer Processes, Manufacturer Technology may be incorporated with the prior consent of RADIUS.

c)             RADIUS will specify the number and size of aliquots to be produced and notify the Manufacturer.  The material can be stored at the Manufacturer’s site for up to three (3) months after release free of charge.  It will be shipped after notification of RADIUS by Manufacturer.  Amber glass packaging is assumed.  Upon request by RADIUS, Manufacturer will provide additional dispensing at additional charge to be communicated to RADIUS beforehand.

d)            A project team will be formed which will work closely with the team at RADIUS.  The project team will include technical project leaders as well as the appropriate QC, QA, and Regulatory personnel.  Communications with RADIUS will include weekly teleconferences as needed.  Audits of the manufacturing plants and general customer visits may be scheduled as needed.

e)             For further details, please refer to Exhibits A, B and C attached hereto.

f)             All Services hereunder will be conducted in compliance with analytical standards suitable for NDA filing and in compliance with cGMP for Phase III product.

3.             Completion:

Production will be completed by week of 26th April 2010 and API will be shipped to RADIUS by week of 3rd of May 2010.

Preparation:	week of December 11, 2009
Start of Upstream:	week of January 25, 2010 (week 4)
Global deprotection:	week of February 15, 2010 (week 7)
Start of Downstream:	week of February 22, 2010 (week 8)
Lyophilisation step:	week of March 15, 2010 (week 11)
API QC/QA release:	week of April 26, 2010 (week 17)
Shipment of API:	week of May 3, 2010 (week 18)

* Confidential Treatment Requested by the Registrant.  Redacted Portion Filed Separately with the Commission

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4.             Facilities.  The Services described above will be rendered at the Facility unless another facility of Manufacturer is indicated below:

Lonza S.A., Chausée de Tubize 297, B-1420 Braine l’Alleud, Belgium

5.             RADIUS Materials.  RADIUS will provide to Manufacturer the following materials to be used by Manufacturer to perform the Services:

None

6.             RADIUS Equipment.

None

7.             Manufacturer Representative.

Raimund Miller, Director, Sales and Business Development, Lonza Custom Manufacturing

8.             RADIUS Representative.

Louis O’Dea, Senior Vice President and Chief Medical Officer

9.             Compensation.  The total compensation due Manufacturer for Services under this Work Order is €341,500.

	Gram	€/gram
	[*]g	$[*]	€
Raw Materials			[*]
Production (incl. SPPS, IPC, DSP)			[*]
QC, QA release			[*]
HPLC methods comparability			[*]
Additional method development (optional)			[*]
HPLC method qualification			[*]
ICH-stability			[*]
TOTAL cost			341,500

Such compensation will be paid in installments.  20% of the costs listed above are due upon, signing of this Work Order.  The remaining payments are due upon completion of the Services and delivery of the resulting material.  RADIUS and Manufacturer must agree in advance of either party making any change in the compensation due hereunder.  Manufacturer will invoice RADIUS to the attention of Nick Harvey, SVP and CFO, for Services rendered under this Agreement.  Manufacturer will invoice RADIUS for all amounts due under this Work Order.  All undisputed payments will be made by RADIUS within thirty (30) days of receipt of invoice.

* Confidential Treatment Requested by the Registrant.  Redacted Portion Filed Separately with the Commission

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10.          Insurance will be provided as required by the Agreement.

All other terms and conditions of the Agreement will apply to this Work Order.

WORK ORDER AGREED TO AND ACCEPTED BY:

RADIUS HEALTH, INC.		LONZA SALES LTD

By	/s/ B. N. Harvey	By	/s/ Raimund Miller

Print Name	Nick Harvey	Print Name	Raimund Miller, PhD.

Title	CPO	Title	Director, Sales & BD

Date	Jan 15, 2010	Date	Jan. 15, 2010

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Exhibit A

Proposal for the Manufacture of 50g and 100g, 150g and 200g of BA058 and upgrading of analytical methods to NDA filing levels for Radius Health, Inc.

5

PROPOSAL for the MANUFACTURE of 50g and 100g, 150g and 200g

of BA058 (Lonza Designation:  RDS-001)

and upgrading of analytical methods to NDA filing levels

for RADIUS Health, Inc.

(As per the March 19 and April 06, ‘09 RFPs)

1st Amendment dated April 28, ‘09

(all new text in blue)

2nd Amendment dated April 30, ‘09

(all new text in dark yellow)

3rd Amendment dated Nov. 30, ‘09 and Dec. 01, ‘09, and Dec. 3, ‘09

(for 50g and 100g; all new text in red)

Prepared for:

Maria Grunwald, Ph.D., MBA

Director, Business Development

Radius

300 Technology Square, 5th Floor

Cambridge, MA 02139

Prepared by:

Raimund J. Miller, PhD.

Director, Sales & Business Development

Lonza Custom Manufacturing

25 Commerce Drive

Allendale, NJ 07401

Date:

April 20, 2009

April 28, 2009

April 30, 2009

Nov. 30, 2009, Dec. 01, ‘09, Dec. 3, ‘09

DISCLAIMER

THIS DOCUMENT IS ISSUED BY LONZA FOR DISCUSSION PURPOSES ONLY.  IT IS NOT INTENDED TO CONSTITUTE ANY SORT OF OFFER OR TO CREATE ANY LEGAL RELATIONS BETWEEN LONZA AND ANY OTHER PARTY.

THE SUPPLY OF THIS DOCUMENT IN ELECTRONIC FORM IS STRICTLY ON THE UNDERSTANDING THAT NO AMENDMENTS WILL BE MADE TO IT WHICH ARE NOT EXPLICITLY DRAWN TO LONZA’S ATTENTION EITHER BY MARKING THE CHANGES IN THE TEXT ITSELF OR OTHERWISE IN WRITING.  LONZA DOES NOT AGREE TO ANY AMENDMENT

CONFIDENTIAL

1

WHICH IS NOT SO EXPLICITLY BROUGHT TO OUR ATTENTION.

1)            Background

On March 19, ‘09 Dr. Maria Grunwald asked for a cost proposal + timelines for upgrading the analytical methods, which were employed in the 1st BA-058 campaign, to NDA filing levels.  This was followed by a request for proposal on April 6, ‘09 for pricing for a 150g Ph III / cGMP campaign.  On April 29, ‘09 Radius placed a request to include pricing for a 200g as well.  The 04/30/09 2nd proposal amendment provides pricing for the 200g. On Nov. 23, ‘09 Radius requested a proposal for a 50g batch for Phase 3 (requiring manufacture to GMP standards).  On Nov. 30, ‘09 Radius requested that pricing be added for a 100g campaign as well.  On Dec. 3, ‘09, Radius requested a “break” on the 100g price which Lonza is willing to give in support of Radius’ program.

In mid 2008 Lonza Braine performed the 1st BA-058 campaign (C1 campaign) which yielded [*]g peptide corresponding to [*]g net peptide.  An extra quantity of [*]g powder weight was generated during this first campaign.

Campaign summaries were provided in Process Analytical reports which were sent to Radius on March 2, ‘09 (PAR-S-RDS-001-103 C1, concerning upstream process description) and on March 9, ‘09 (PAR-P-RDS-001-Campaign 1-Lot 8AG1, concerning downstream process description).

To date (April 20, ‘09) the following shipments were made out of this C1 campaign:

1) In February ‘09, 40.0g (8 x 5.0g powder weight) were sent to Vetter Pharma (Germany).

2) In March ‘09, 4.0g (1 x 1.5g + 1 x 2.5g powder weight) were sent to Charles River Laboratories (Canada)

2)            BA058—the Product

The BA058 (RDS-001) Peptide is an amide 34 mer with one non natural AA: H-Ala-Val-Ser-Glu-His-Gln-Leu-Leu-His-Asp-Lys-Gly-Lys-Ser-Ile-Gln-Asp-Leu-Arg-Arg-Arg-Glu-Leu-Leu-Glu-Lys-Leu-Leu-Aib-Lys-Leu-His-Thr-Ala-NH2

General Information

Nomenclature

Chemical Name:	Ala-Val-Ser-Glu-His-Gln-Leu-Leu-His-Asp-Lys-Gly-Lys-Ser-Ile-Gln-Asp-Leu-Arg-Arg-Arg-Glu-Leu-Leu-Glu-Lys-Leu-Leu-Aib-Lys-Leu-His-Thr-ALa-NH2 [GIU[22,25], Leu[23,28,21], Aib[29], Lys26,30] hPTHrP(1-34)-NH2

USAN Name:	Not assigned

Research Names:	BA058	(Radius Code)

* Confidential Treatment Requested by the Registrant.  Redacted Portion Filed Separately with the Commission

2

CAS Registry	247062-33-5, 512206-66-5, 506422-98-6
Numbers:

Structure

The structure of BA058 peptide is depicted in Figure 1.

Figure 1:               Structure of BA058 Peptide

The active pharmaceutical ingredient (API), BA058 API, is isolated with associated water and acetate.

3)            Process:

The manufacturing process which Radius asked Lonza to quote on for the 1st campaign was outlined in the 4/17/07 RFP.  The process is a solid-phase-peptidesynthesis process (SPPS) characterized by the [*] amino acids [*] and coupling agents, followed by cleavage, deprotection and work-up; the purification is performed by reverse phase HPLC which is followed by isolation by means of lyophilization.

In the course of the feasibility study performed by Lonza Braine in early ‘08, two different analytical methods were developed in order to properly monitor purification of the peptide.  These two methods provide much better resolution than the one received from Radius using a TFA based system.

* Confidential Treatment Requested by the Registrant.  Redacted Portion Filed Separately with the Commission

3

During the C1 campaign, these methods were used for the monitoring of the primary purification of the peptide.  This has resulted in an 00C (out of criteria), as the min. of 97.0% purity was not reached at the end of this step of purification.

In an internal meeting, it was decided to implement a second step of purification using acetic acid medium in order to increase the purity of fractions.  At the same time, Radius requested to use the TFA method for the QC lot release.  Lonza proposed to add one of our methods for supportive data during this release.

By using Lonza’s analytical method, it was possible to produce an extra pure lot at 99.1% HPLC purity (Radius method).  This means also that recovery and productivity were low due to a secondary step of purification and recycling to reach the required purity.

The new pricing is based on yields and recoveries obtained during the C1 campaign, which should not be considered as a representative campaign.

For the future C2 campaign, norms to reach will be performed in TFA method (using the Radius HPLC method).

Concerning change of equipment, assembly of the peptide on the resin during C1 campaign has been performed in a 20 L-Pepsynloop reactor.  For a batch size of 150g NPW API, a bigger reactor will be used, such as a 50L-Pepsynloop reactor.  The upstream process will not be changed as the same technology is used in either reactor.

For the sake of this 1st amendment of the April 20th proposal all quantities to be produced have been revised, and the entire campaign has been recalculated.  The final quantity to be produced is 150g net peptide weight at 97.0% HPLC purity (by the Radius method) which is unchanged.  The upstream will be performed in two small-scale SPPS reactors (2 x 20 L) in parallel vs. a single 50 L reactor in the initial proposal.

For the sake of the 2nd amendment a totally new production concept has been worked up and costed.  In this case we can use mid-scale equipment:  one run in 50 L SPPS reactor and LC200 for downstream; considerably less manpower is required in this production scenario resulting in considerable cost savings vs. a 150g campaign.

For the sake of the 3rd amendment and as the request concerns the same batch size as for C1 campaign, we can use the same size equipment.  This means, small-scale SPPS reactor (20 L) and LC150 for downstream.  All improvements needed, coming from know-how acquired during C1 campaign, will be implemented in this new campaign.

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4)            Price Proposal and Assumptions for new 50q and 100q cGMP campaigns.  The Quotation is in Euros (pro memoriam:  the 11/30/09 US$ / Euro exchange rate is 1.5035):

	50g	100g
Raw Materials	[*]	[*]
Production (incl. SPPS, IPC, DSP)	[*]	[*]
QC, QA release	[*]	[*]
TOTAL cost of 50g campaign	Euros 210,000	Euros 275,700 Euros 257,750

A 50g campaign is not well suited to the smallest reactor which we will have to use.  A 100g campaign is much better suited.

The target quality of the 50g and 100g campaigns (NPW, net peptide weight) will be 97.0% (HPLC, Radius method).

In terms of timing, synthesis + purification + QA/QC release are estimated to take 14 weeks for the 50g, 17 weeks for the 100g campaign.

5)            Price Proposal and Assumptions for a new 150q cGMP campaign.  The Quotation is in Euros (pro memoriam:  the 04/28/09 US$ / Euro exchange rate is 1.3153):  [SECTION 4 AND PRICING OF 150G REMAINS UNCHANGED IN THE 2ND AMENDMENT]

Prior to the start of production, specific raw material purchasing and their QC/QA release have to be scheduled.  These tasks are estimated to take six weeks.

Production of 150g (NPW, net peptide weight) at 97.0% (HPLC, Radius method), including upstream, downstream, QC and QA release of the GMP lot.

Price :  €350,000 (all inclusive of raw materials, production, and margin)

This cost does NOT include Reference Standard qualification on this lot.  New internal QA guideline is a separate RS from the batch (extra pure one, which means:  two separate lyophilisation steps, 2 distinct QC releases and so on).  Associated costs have been calculated as follows:

Assumptions :

•	[ Extra pure API (part of the purification lot)
•	Lyophilisation
•	QC release ]	[*] €
•	5g net peptide weight	[*] €

* Confidential Treatment Requested by the Registrant.  Redacted Portion Filed Separately with the Commission

5

Total costs for a new reference standard:  €32,500

6)            Price Proposal and Assumptions for a new 200q cGMP campaign.  The Quotation is in Euros (pro memoriam:  the 04/30/09 Euro / US$ exchange rate is 1.3205):

Prior to the start of production, specific raw material purchasing and their QC/QA release have to be scheduled.  These tasks are estimated to take six weeks.

Production of 200g (NPW, net peptide weight) at 97.0% (HPLC, Radius method), including upstream, downstream, QC and QA release of the GMP lot.

Price :  €285,000 (all inclusive of raw materials, production, and margin; excluding the €[*] cost for the new stationary phase for the larger column)

This cost does NOT include Reference Standard qualification on this lot.  New internal QA guideline is a separate RS from the batch (extra pure one, which means:  two separate lyophilisation steps, 2 distinct QC releases and so on).  Associated costs have been calculated as follows:

Assumptions :

•	[ Extra pure API (part of the purification lot)
•	Lyophilisation
•	QC release ]	[*] €
•	5g net peptide weight	[*] €

Total costs for a new reference standard:  €26,335

7)            Price Proposal for Upgrading of Analytical Methods to NDA filing levels.  The Quotation is in Euros (pro memoriam:  the 04/17/09 Euro / US$ exchange rate is 1.3043):

1.             Analytical activities (this should be performed in parallel of the GMP campaign, concerning validation methods.  For additional testing 3 extra weeks are needed after the release of the lot).

•      Validation of analytical methods :  Price €100,000

•      HPLC / M-009-RDS-001TG1 (QC release method)

•      HPLC / M-009-RDS-001 FG1 (QC release method)

•      Acetate and Trifluoroacetate content in API

•      Water content

•      GC-Headspace (complement to general method)

•      Direct GC (complement to general method)

•      Specific rotation

•      Peptide content (Nitrogen)

•      HPLC for in-process control upstream and downstream (3 methods).

* Confidential Treatment Requested by the Registrant.  Redacted Portion Filed Separately with the Commission

6

•      Additional testing requested for NDA filling :  Price:  €25,000

•      LC-MS profiles of one lot + one lot in stability study (study of degradation of API:  impurity profile).

•      Comparability study for lots coming from different suppliers

•      Heavy metals

•      General properties:  polymorphism, solubility, pH (isoelectric point), appearance, etc...

For all this analytical work, [*] g powder weight of API is needed.  We still have [*] g powder weight of lot 8AG1 in stock.  We will be able to use this material if Radius so decides.  Otherwise, we will have to use an extra quantity to be made available from this lot (this one has not been paid yet by Radius).  This will be discussed with Radius when necessary.

Total price:  €125,000

2.             Regulatory activities

NDA filing.  Price:  €57,500

15 weeks will be needed to finalize the NDA writing and associated corrections.

8)            Terms and Conditions

•      Proposal Validity:  May 31, ‘09.  After the expiry of the validity Lonza reserves the right to revisit all assumptions taken and outlined in this proposal.

•      Proposal Validity for 3rd Amendment:  May 31, ‘10.

•      Payment Terms:  a min. 30% upfront payment is required upon commencement of project related lab activities.

•      Packaging:  Lonza standard packaging is assumed.  Should any non-standard packaging be required, additional costs associated with this change will be charged separately.

•      INCO-terms:  FCA Lonza Braine.

KB / RJM

04 / 20 / 09

04 / 28 /09

04 /30 / 09

11 / 30 /09; 12/01/09; 12/03/09

* Confidential Treatment Requested by the Registrant.  Redacted Portion Filed Separately with the Commission

7

Grunwald, Maria

From:	Miller Raimund - Allendale [raimund.miller@Ionza.com]
Sent:	Thursday, December 17, 2009 10:07 AM
To:	Grunwald, Maria
Cc:	Bouget Karine - Braine
Subject:	New Price offer for 75g

Hello Maria,

Per our telecon on Tuesday, Dec. 15, we are herewith re-quoting for a new 75g campaign which will produce 97% material by the FG1 method.  The 10% which were added to our Dec. 8, ‘09 quote for the same quantity, are to cover raw material supply and recycling steps during purification to reach the targeted purity.

Price Proposal and Assumptions for new 75q cGMP campaign.

The Quotation is in Euros (pro memoriam:  the 12/17/09 US$ / Euro exchange rate is 1.437):

75g
Raw Materials	[*]
Production (incl. SPPS, IPC, DSP)	[*]
QC, QA release	[*]
TOTAL cost of 75g campaign	Euros 258,500

Assumptions:  same as in the most recent proposal dated Dec. 3, ‘09.

Thanks,

Raimund

Raimund J. Miller, PhD.

Lonza Custom Manufacturing

Lonza Inc.

25 Commerce Drive

Allendale, NJ 07401

Tel+1-201-316-9322

Cell +1-201-233-2006

Fax+1-201-696-3530

Lonza

raimund.miller@lonza.com

www.lonza.com

* Confidential Treatment Requested by the Registrant.  Redacted Portion Filed Separately with the Commission

1

Exhibit B

Analytical Development Proposal for BA058, API project (Lonza RDS-001)

6

Analytical Development Proposal For BA058, API Project
(Lonza RDS-001)

Development proposal

The development proposal is divided into 3 steps that should be conducted prior to the next API batch release.

1.             HPLC methods comparability

A first step will be to establish method comparability between TG1, VG1 and FG1 HPLC methods, in order to understand the capabilities and pitfalls of these methods for true process impurities, including [3-34] and [4-34] truncated peptides.  The HPLC data will be backed up by LC/MS data to support identification of impurities and methods comparability in case of co-elution of impurities (either with the main peak or with other impurities).

This will also allow building a rationale for method change in future API release specifications.

This method comparability would be based on Lonza samples (including previously manufactured lots 5AG1R and 8AG1, [3-34] and [4-34] impurity markers, as well as DSP side fractions containing process impurities).  Should it be of interest to Radius, samples of BA058, API from other sources could also be added to this study in order to bridge these materials with the current Lonza material (8AG1).

Requirement:  Samples from Radius (if needed)

Timeline:  4 weeks

Deliverable:  Comparability report between 3 HPLC methods, including LC/MS identification of impurities.

Price:  €15,000

2.             Additional method development

Based on the above assessment, additional HPLC method development may have to be performed, in order to identify the method of choice (separate the critical [3-34] and [4-34] from the other process impurities), in addition to the identified HPLC method that will be used to assess overall purity and individual impurities.

For this, we could use alternative stationary phases (eg HILIC) or even move to UPLC (more resolution power than HPLC)

Timeline:  4 weeks

Deliverable:  HPLC method Development report

Price:  €15,000

* Confidential Treatment Requested by the Registrant.  Redacted Portion Filed Separately with the Commission

3.                                      HPLC methods qualification

Once identified, the methods of choice (probably two) found suitable for their intended purposes (quantitation of process impurities, and stability-indicating to support ICH stability studies of API and DP) will be qualified.  One of these methods could also be used to determine the API content in the powder (against an external reference standard), should this be a requirement from Radius.  This method qualification work will have to be completed before initiation of the next campaign release.

Timeline:  5 weeks (assuming 2 methods qualified in parallel)

Deliverable:  HPLC method Qualification protocol and report

Price:  €18,000 per method (in line with any previous proposal for method qualification)

JMP / KB / RJM

01/08/10

Exhibit C

SP-RDS-001 Stability Protocol for BA058 API, an Analog of Human Parathyroid-related Peptide (PTHrP)

7

SP-RDS-001-8AG1

BA058 API, an Analog of Human Parathyroid-related Peptide
(PTHRP)/RDS-001

Table of Contents

1.	OBJECTIVE	3
2.	INTRODUCTION	3
3.	STABILITY STUDY DESCRIPTION	3
3.1	Equipment description	3
3.2	Containers for stability samples	3
3.3	Analytical tests to be performed	4
3.4	Acceptance criteria	4
3.5	Testing schedule	4
3.5.1	Material required for each test per station and storage condition	4
3.5.2	Material sampling per station and storage condition	4
3.5.3	Material inventory	5

1.                                      OBJECTIVE

This protocol describes the experiments to be performed in order to assess the stability of batch 8AG1 of BA058 Active Pharmaceutical Ingredient (API), as produced in the current manufacturing process.

2.                                      INTRODUCTION

This study will be performed in different storage conditions up to 36 months.

The conditions meet the requirements of the International Conference for Harmonization, as described in Q1A(R2) “Stability Testing of New Drug Substances and Products”.

3.                                      STABILITY STUDY DESCRIPTION

3.1                               Equipment description

•                                         Freezer at - 78°C ± 8°C
Such as THERMO (Forma -86C ULT freezer)

Temperature records in Freezer at - 78°C ± 8°C :

•                                          Digital thermometer for permanent record

•                                          Manual record of temperature twice-weekly

•                                          The temperature uniformity is checked at least annually

•                                         Freezer at - 20°C ± 5°C
Such as Elbanton LTV650.

•                                         Cold room at + 5°C ± 3°C
Such as refrigerator WEISS

Temperature records in Freezer at - 20°C ± 5°C and in the cold room :

•                                          GTO monitoring for continuous monitoring and permanent record.

•                                          Manual record of temperature every day.

3.2                               Containers for stability samples

Stability samples will be stored in 8 mL HDPE bottle with suitable closure of the same quality as those used for bulk storage.

Two samples will be stored at below - 25°C as witness samples

3.3                               Analytical tests to be performed

Tests	Methods
Powder appearance by visual examination	M-001
Water content by coulometric KF	M-048
Overall purity and related substances	M-009-RDS-001TG1
Overall purity and related substances	M-009-RDS-001FG1
Peptide content	M-022

3.4                               Acceptance criteria

The norms set in the current specifications are applied to the stability results obtained at the recommended storage temperature (- 20°C ± 5°C).

3.5                               Testing schedule

Months	0	1	3	6	9	12	18	24	36
+ 5°C ± 3°C	—	A	A	A
- 20°C ± 5°C	A	—	A	A	A	A	A	A	A

3.5.1                     Material required for each test per station and storage condition

Tests & Methods		Quantity by test
•	Powder appearance by visual examination
	(M-001)	10 mg
•	Water content by coulometric KF
	(M-048)	30 mg
•	Peptide content, overall purity and related substances
	(M-009-RDS-001TG1)	20 mg
•	Overall purity and related substances by SEC-HPLC
	(M-009-RDS-001FG1)	20 mg
•	M-022 by nitrogen analysis
	(M-022)	20 mg

3.5.2                     Material sampling per station and storage condition

One HDPE bottle container containing 200 mg (all tests in duplicate analyses).

* Confidential Treatment Requested by the Registrant.  Redacted Portion Filed Separately with the Commission

3.5.3                     Material inventory

The following table displays the material inventory required for this stability study :

	Storage condition	Control time points	Reserve sample	Total number
Short term	+ 5°C	3	2	5
Long term	- 20°C	7	4	11
Witness sample	Below - 25°C	—	2	2
Initial	NA	1	—	1

				19

This study will require 19 HDPE bottles containing 200 mg of powder.

A total quantity of 4.1g of peptide powder is requested for this stability study

Exhibit D

Batch Analysis of BA058 API

Test	Specification
Appearance	White to off-white powder
Identification: HPLC	Co-Elutes with reference
Identification: TLC	Single spot with Rf similar to reference
Assay Peptide content (HPLC) Peptide content (HPLC, anhydrous, free base basis)	> [*] (w/w) [*] to [*]%
Purity BA058 (HPLC) Total related impurities Individual related impurities	> 97.0%, area % < 3.0% < 1.0% area %
Purity by Mass Spectrometry 44117D(3-34 analog) 44116D (4-34 analog)	Not detected** Not detected
Acetate Content	< [*]% (w/w)
Water Content	< [*] % (w/w)
TFA Content	Report
Specific Optical Rotation (anhydrous free base corrected)	Report
Residual Solvents	Methanol <[*]% w/w Acetonitrile <[*]% w/w Ethyl Acetate <[*]% w/w Triisopropylsilane <[*]% w/w Dimethylformamid <[*]% w/w
Microbial content Bacteria Yeasts and Molds LAL	Report (cfu/g) Report (cfu/g) < [*]UI/mg

* Confidential Treatment Requested by the Registrant.  Redacted Portion Filed Separately with the Commission

8

AMENDMENT NO.3 to WORK ORDER NO.2*

This Amendment No. 3 to Work Order No.2 is entered into on December 15, 2010 by and between Radius Health Inc., a Delaware Corporation, with its principal office at 300 Technology Square - 5th floor, Cambridge, MA 02139, United States of America (“RADIUS”), and LONZA Sales Ltd, a Swiss company having an address at Muenchensteinerstrasse 38, CH-4002 Basel, Switzerland (together with its Affiliates, “Manufacturer”), and upon execution will be incorporated into Development and Manufacturing Services Agreement between RADIUS and Manufacturer dated October 16, 2007 (the “Agreement”). Capitalized terms in this Amendment will have the same meanings as set forth in the Agreement.

WHEREAS

RADIUS and Manufacturer are parties to Work Order No.2 executed January 15, 2010 under which Manufacturer had agreed to produce Product for use by Radius in a Phase III clinical study.

Manufacturer has produced excess product, which RADIUS wishes Manufacturer to purify to yield 100 grams of product (“Purified Product”) under this amendment.

Purified Product will be released, dispensed and packaged separately from Product.

NOW, THEREFORE, IT IS AGREED AS FOLLOWS:

1.                     Services.  Manufacturer will render to RADIUS the following Services:

Manufacturer will purify Product and release, dispense and package Purified Product hereunder suitable for use by RADIUS in a Phase III clinical study. Such work shall be performed in accordance with Exhibit A plus such additional requirements as discussed below. Prior to purification of Product, Manufacturer will (i) perform analytical testing of Product as identified in the first three bullet points of Section 5 of Exhibit A, (ii) provide Radius with (a) a report identifying the results of such testing and (b) Batch Documentation for the Product (collectively, (a) and (b) are the “Analytical Test Reports”) and (iii) obtain RADIUS’ written consent for Manufacturer to proceed with the remaining activities in this Amendment (“Consent to Purify”). The decision as to whether the analytical testing yielded satisfactory results and the Analytical Test Reports are acceptable will be at RADIUS’ sole and absolute discretion and RADIUS is under no obligation to provide any Consent to Purify.  Unless and until Consent to Purify is provided by RADIUS, no further Services under this Amendment shall be performed by Manufacturer.  The above requirements, and any additional requirements that are agreed by the parties as contemplated above, shall be deemed part of the Specifications for the Product for purposes of the Agreement.

a)                Analytical testing will commence in the week of January 17, 2011. Purification will be initiated by the week of February 7, 2011.  The deliverables will include regular updates (status reports, conference calls), as requested by Radius, and Batch Documentation for the Purified Product.  Release specifications for Purified Product are listed in Exhibit B, which for clarity shall be deemed part of the Specifications for the Product for purposes of the Agreement. Modifications may be required, as the development status changes, and shall be agreed by the parties in writing.

b)                In the activities outlined in (a), which may include Manufacturer Processes, Manufacturer Technology may be incorporated with the prior consent of RADIUS.

c)                 Upon completion of the purification activities described herein, Manufacturer will provide RADIUS with the Batch Documentation for the Purified Product for

* Confidential Treatment Requested by the Registrant. Redacted Portion Filed Separately with the Commission.

CONFIDENTIAL

1

RADIUS’ review.  No Purified Product will be shipped to RADIUS or its designee until it has received written approval to ship from RADIUS.

d)                RADIUS will specify the number and size of aliquots to be produced and notify the Manufacturer.  The material can be stored at the Manufacturer’s site for up to three (3) months after release free of charge. It will be shipped after notification of RADIUS by Manufacturer.  HDPE packaging is assumed. Upon request by RADIUS, Manufacturer will provide additional dispensing at additional charge to be communicated to RADIUS beforehand.

e)                 A project team will be formed which will work closely with the team at RADIUS. The project team will include technical project leaders as well as the appropriate QC, QA, and Regulatory personnel. Communications with RADIUS will include weekly teleconferences as needed.  Audits of the manufacturing plants and general customer visits may be scheduled as needed.

f)                 For further details, please refer to Exhibits A and B attached hereto.

g)                 All Services hereunder will be conducted in compliance with analytical standards suitable for NDA filing and in compliance with cGMP for Phase III product.

2.                     Completion:

Analytical testing will be completed by January 21st, 2011. The Analytical Test Reports will be provided to RADIUS by January 21st, 2011.  Purification will be completed by week of 21st of March 2011 and API will be shipped to RADIUS by week of 4th of April 2011.

3.                     Facilities.  The Services described above will be rendered at the Facility unless another facility of Manufacturer is indicated below:

Lonza S.A., Chausée de Tubize 297, B-1420 Braine l’Alleud, Belgium

4.                     RADIUS Materials.  RADIUS will provide to Manufacturer the following materials to be used by Manufacturer to perform the Services:

None

5.             RADIUS Equipment.

None

6.             Manufacturer Representative.

Raimund Miller, Director, Sales and Business Development, Lonza Custom Manufacturing

7.                     RADIUS Representative.

Louis O’Dea, Senior Vice President and Chief Medical Officer

8.                     Compensation.  The total compensation due Manufacturer for proper performance of Services under this Amendment is €107,500. Such compensation will be paid in installments as follows: 20% of the fee listed above is due upon RADIUS providing Consent to Purify. The remaining amount will be invoiced to RADIUS upon acceptance of the Services and delivery of 100 grams of the Purified Product to RADIUS. For the

* Confidential Treatment Requested by the Registrant. Redacted Portion Filed Separately with the Commission.

2

avoidance of doubt, no compensation will be due Manufacturer for any Services performed under this Statement of Work if RADIUS elects not to provide the Consent to Purify.  RADIUS and Manufacturer must agree in advance of either party making any change in the compensation due hereunder. Manufacturer will invoice RADIUS to the attention of Nick Harvey, SVP and CFO, for Services rendered under this Agreement.  Manufacturer will invoice RADIUS for all amounts due under this Amendment.  All undisputed payments will be made by RADIUS within thirty (30) days of receipt of invoice.

9.             Insurance will be provided as required by the Agreement.

All other terms and conditions of the Agreement and Work Oder No. 2 will apply to this Amendment No.3.

AMENDMENT AGREED TO AND ACCEPTED BY:

RADIUS HEALTH, INC.		LONZA SALES LTD

By	/s/ B.N. Harvey	By	/s/ Syed T. Husain

Print Name	Nick Harvey	Print Name	Syed T. Husain

Title	CFO	Title	Head of Sales & BD

Date	Dec. 14, 2010	Date	15-Dec-10

3

Exhibit A

Radius	Page 1 of 3	LONZA
BA-058 (RDS-D01)	Version 1.1a

PROPOSAL

RADIUS

Product: BA-058

(Lonza Code: RDS-001)

Proposal for purification and Release of Overage ex C2 Campaign

([*] g NPW)

Version 1.1a

November 8, 2010

December 13, 2010

* Confidential Treatment Requested by the Registrant. Redacted Portion Filed Separately with the Commission

4

Radius	Page 2 of 3	LONZA
BA-058 (RDS-D01)	Version 1.1a

1) Introduction

The quotation provided herewith covers all activities which are required to purify and release the overage which resulted out of the C2 BA-058 campaign.  The target amount is [*] g NPW.

2) Peptide Sequence

H-Ala-Val-Ser-Glu-His-Gln-Leu-Leu-His-Asp-Lys-Gly-Lys-Ser-Ile-Gln-Asp-

Leu-Arg-Arg-Arg-Glu-Leu-Leu-Glu-Lys-Leu-Leu-Aib-Lys-Leu-His-Thr-Ala-NH2

3) Assumptions / Remarks

•      This quotation is based on the yields and results obtained in the [*]g NPW campaign produced in 2010.

•      The same purification process will be used as the one used for C2 campaign: two HPLC purifications (primary and secondary purifications) in order to meet the expected customer specifications.  As a consequence, a final HPLC purity of the API > 97% is expected to be obtained (FG1 method).

•      Raw material prices: standard 2010 raw material prices were used in the cost calculation.  Only purification related raw materials are included in this quotation.

•      We expect a min. of [*] g peptide (NPW) to result out of this purification campaign.

4) Purification of C2 crude overage at 100g NPW scale

Raw materials (€)	[*]
Manpower Downstream (€)	[*]
Manufacturing facilities downstream (€)	[*]

Total Production (€)	[*]

QA/QC release (€)	[*]

TOTAL (€)	107,500
Prices per gram (€)	[*]

Timelines: 7 weeks; 1st purification line to become available in week 6 of 2011.

* Confidential Treatment Requested by the Registrant. Redacted Portion Filed Separately with the Commission.

5

RADIUS	Page 3 of 3	Lonza
BA-058 (RDS-001)	Version 1.1a

5) Activities to be performed prior to Purification (are all included in the quotation):

•      Analysis of the crude in IPC upstream HPLC release method, in order to check global purity.

•      LC-MS analysis in the same analytical method; comparison with the one available for the crude at t=0.

•      Assess potency of the crude by VG1 HPLC method before purification process.

•      Report of results as part of the purification batch record and review by Production and QA before purification.

•      Include decision point: apply C2 purification process, if there is no degradation. If there is degradation, include discussions to define a new process.

BK / RJM

11/08/10

12/13/10

6

Exhibit B

7

Test	Specification

Appearance	White to off-white powder

Identification: HPLC	Co-Elutes with reference

Identification: TLC	Single spot with Rf similar to reference

Assay Peptide content (HPLC) Peptide content (HPLC, anhydrous, free base basis)	> [*] % (w/w) [*] to [*] %

Purity BA058 (HPLC) Total related impurities Individual related impurities	> 97% ,area % ≤ 3.0% ≤ 1.0% area %

Purity by Mass Spectrometry 44117D(3-34 analog) 44116D (4-34 analog)	Not detected** Not detected

Acetate Content	≤ [*]% (w/w)

Water Content	≤ [*] % (w/w)

TFA Content	Report

Specific Optical Rotation (anhydrous free base corrected)	Report

Residual Solvents	Methanol <[*]% w/w Acetonitrile <[*]% w/w Ethyl Acetate <[*]% w/w Triisopropylsilane <[*]% w/w Dimethylformamid <[*]% w/w

Microbial content Bacteria Yeasts and Molds LAL	Report (cfu/g) Report (cfu/g) < [*] UI/mg

* Confidential Treatment Requested by the Registrant. Redacted Portion Filed Separately with the Commission.

8

Confidential Treatment Requested
Under 17 C.F.R. §§ 200.80(b)(4) and 240.24b-2

WORK ORDER NO. 4

THIS WORK ORDER NO. 4 is by and between RADIUS HEALTH, INC. (“RADIUS”) and LONZA Sales Ltd, a Swiss company having an address at Muenchensteinerstrasse 38, CH-4002 Basel, Switzerland (together with its Affiliates, “Manufacturer”), and upon execution will be incorporated into the Development and Manufacturing Services Agreement between RADIUS and Manufacturer dated October 16, 2007 (the “Agreement”). Capitalized terms in this Work Order will have the same meanings as set forth in the Agreement.

RADIUS hereby engages Manufacturer to provide Services, as follows:

1.                                      API/Drug Substance and Product.

BA058

Peptide Sequence:  H-Ala-Val-Ser-Glu-His-Gln-Leu-Leu-His-Asp-Lys-Gly-Lys-Ser-Ile-Gln-Asp-Leu-Arg-Arg-Arg-Glu-Leu-Leu-Glu-Lys-Leu-Leu-Aib-Lys-Leu-His-Thr-Ala-NH2

2.                                      Services.  Manufacturer will render to RADIUS the following Services:

Manufacturer will perform activities required for RADIUS’ filing of a new drug application (“NDA”) in the United States with the FDA and similar applications required by the European Medicines Agency (EMEA) and other Authorities, excluding authorities in Japan, for BA058 including, but not limited to, production of three (3) validation Batches.  These activities will provide for full process qualification and process validation and all required documentation necessary for regulatory submissions of the NDA to the FDA and the NDA equivalents to other Authorities.

Such work will be performed in accordance with Exhibits A and B of this Work Order plus such additional requirements as discussed below.  The Services are identified in terms of a particular numbered activity (each, an “Activity”).  All Services under this Work Order, including Manufacture of any Batches, will be conducted in compliance with standards suitable for an NDA filing by RADIUS.  All Batches will be Manufactured in compliance with cGMP, will conform to Specifications provided to Manufacturer prior to commencement of the applicable Batch, and the other requirements of the Agreement and this Work Order.  Except for Activities 1 and 6, Manufacturer will not proceed to a subsequent numbered Activity until it provides a report to RADIUS with the status of and results of the prior numbered Activity and RADIUS provides Manufacturer with written authorization to proceed to the next Activity.

Activity 1: Development Work: The objective for this Activity is to define the best conditions for the preparation of the BA058 peptide.  As a first step, Manufacturer will identify which parameters have influenced the unexpected high yield in the C2 campaign.  In addition, Manufacturer will investigate the chemistry to ensure repeatability/reproducibility of such results. The criteria to be evaluated and the deliverables to be provided are as set forth in Section 4 of Exhibit B.

Activity 2: Pre-qualification activities: Manufacturer will challenge the parameters identified as critical as a result of the performance of Activity 1 and identify working ranges for the parameters to ensure a robust process for upstream and downstream activities.  In addition, the studies identified in Section 5 of Exhibit B will have to be conducted on different steps of the process in order to define “holding points”.  If conducted on any intermediate products, all stability studies conducted by Manufacturer will be

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1

conducted in accordance with the Manufacturer generated stability protocol to be approved by RADIUS in writing.

Activity 3: Qualification Campaign:  Manufacturer will not commence this Activity without the prior written consent of RADIUS.  Manufacturer will Manufacture a qualification Batch at a purification scale of NPW (net peptide weight) selected by RADIUS from the table in Exhibit A; however, the assembly and cleavage reaction that will lead to the crude will be performed at a scale of 180g NPW equivalent. The Batch will be Manufactured in a 20L SPPS reactor. An amount identified by RADIUS out of the crude that was Manufactured will be purified on an LC150 HPLC column and lyophilized in a GT10 lyophilizer. The excess of crude will be stored and will be purified by Manufacturer, if so requested by RADIUS in writing (“Additional Purification”). These activities are further described in Section 6 of Exhibit B.

Activity 4: Qualification Stability : Manufacturer will perform a stability study from samples of the Product Manufactured pursuant to Activity 3 in accordance with ICH requirements and the time points required by ICH requirements (at a minimum, the following time points:  0, 3, 6, 9, 12, 18, 24, 36 months). The study will be performed according to a stability protocol to be generated by Manufacturer and approved by RADIUS in writing.

Activity 5: Pre-validation activities: Based on pre-qualification Batches (C1 and C2 which were previously Manufactured) and the qualification Batch (C3 — still to be produced), Manufacturer will prepare and deliver the reports and protocols identified in Section 8 of Exhibit B.

Activity 6: Analytical Methods Validation: Manufacturer will validate the analytical methods identified in Section 9 of Exhibit B and provide reports on the analytical methods. These Services described in this Activity will commence immediately. Completion dates are planned to allow the qualification Batch described in Activity 3 to be tested with the required methods validated in this Activity.  In any event, all methods will be validated before the commencement of Activity 7.

Activity 7: Validation Campaign:

Manufacturer will Manufacture and release three (3) Batches of Product at a scale of NPW (net peptide weight) selected by RADIUS from the table in Exhibit A; however, the assembly and cleavage reaction that will lead to the crude will be performed at a scale of 180g API equivalent. Manufacturer will commence Manufacture of a Batch only with the prior written consent of RADIUS. The excess of crude will be stored and Additional Purification will be performed by Manufacturer, if so requested by RADIUS in writing. These activities are further described in Section 10 of Exhibit B.

Activity 8: Validation Reports:   Manufacturer will provide the following reports:

•                                          Upstream process validation reports

•                                          Downstream process validation report

Activity 9: Validation Stability: Manufacturer will perform a stability study from samples of the Product Manufactured pursuant to Activity 7 in accordance with ICH QIA requirements and the time points required by ICH requirements (at a minimum, the following time points:  0, 3, 6, 9, 12, 18, 24, 36 months). The study will be performed in according to a stability protocol to be generated by Manufacturer and approved by RADIUS in writing.

Activity 10: DMF Filing:  Manufacturer will prepare, submit to applicable Authorities identified by Radius, or to Radius for submission, and manage the Drug Master File (DMF) using information about processes, equipment, facilities, qualifications, controls and as needed.  Manufacturer will provide the DMF to Radius for review and approval prior to submission.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

2

For each Batch of Product Manufactured under this Work Order, Manufacturer shall Manufacture, in accordance with cGMP and the Manufacturing Process, enough crude to yield 180 grams (or such other amount specified by Radius in writing) of Product.

The above requirements, including the yield requirements, and any additional requirements that are agreed by the parties as contemplated above, shall be deemed part of the Specifications for the Product for purposes of the Agreement.

a)                                                 Manufacturer will commence performance of this Work Order by the week of January 2, 2012. The deliverables will include regular updates (status reports, conference calls), as requested by RADIUS.   Release specifications will be provided by Radius, which for clarity shall be deemed part of the Specifications for the Product for purposes of the Agreement. Modifications may be required, as the development status changes, and shall be agreed by the parties in writing.

b)                                                 In the activities identified above, which may include Manufacturing Processes, Manufacturer Technology may be incorporated with the prior written consent of RADIUS.

c)                                                  A project team will be formed which will work closely with the team at RADIUS. The project team will include technical project leaders as well as the appropriate QC, QA, and Regulatory personnel. Communications with RADIUS will include teleconferences as needed.  Audits of the manufacturing plants and general customer visits may be scheduled as needed.

d)                                                 For further details, please refer to Exhibits A and B attached hereto.

3.                                      Completion:  Manufacturer will use commercially reasonable efforts to complete the Services no later than the following:

Activity 1: Development Work	Week of March 19, 2012
Activity 2: Pre-qualification activities	Week of May 28, 2012
Activity 3: Qualification Campaign	Week of June 29, 2012
Activity 4: Qualification Stability	Stability study to start by July 31, 2012 and continue according to protocol
Activity 5: Pre-validation activities	Week of Sept 24, 2012
Activity 6: Analytical Methods Validation	Week of May 30, 2012
Activity 7: Validation Campaign (Batch #1-3)	Batch #1 and #2: Week of Dec 26, 2012. Batch #3: Week of Feb 11, 2013 (or 2 weeks earlier, if small quantity has been requested).
Activity 8: Validation Reports	20 working days after completion of Validation Batch #3, or 20 days from date requested by RADIUS
Activity 9: Validation Stability	Stability study to start within one month of batch purification and continue according to protocol
Activity 10: DMF Filing	Within 40 working days of date requested by RADIUS, but not earlier than 3.5 months after the end of the Validation Campaign.

4.                                      Facilities.  The Services described above will be rendered at the Facility unless another facility of Manufacturer is indicated below:

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

3

Lonza S.A., Chausée de Tubize 297, B-1420 Braine l’Alleud, Belgium

5.                                      RADIUS Materials.  RADIUS will provide to Manufacturer the following materials to be used by Manufacturer to perform the Services:

None

6.                                      RADIUS Equipment.

None

7.                                      Manufacturer Representative.

Raimund Miller, Director, Sales and Business Development, Lonza Custom Manufacturing

8.                                      RADIUS Representative.

Louis Brenner, Senior Vice President and Chief Medical Officer

9.                                      Compensation.  The total compensation due Manufacturer for Services under this Work Order will not exceed €363,500 plus the applicable charges for Activities 3 and 7, as shown in Exhibit A.  The reduced prices for validation Batch #2 and #3 will apply, if validation Batches can be Manufactured simultaneously. The fees for the performance of the Activities described above are set forth below.

€
Activity 1: Development Work	[*]
Activity 2: Pre-qualification activities	[*]
Activity 3: Qualification Campaign	See Exhibit A
Activity 4: Qualification Stability	[*]
Activity 5: Pre-validation activities	[*]
Activity 6: Analytical Methods Validation	[*]*
Activity 7: Validation Campaign, Batch #1-3	See Exhibit A
Activity 8: Validation Reports	[*]
Activity 9: Validation Stability	[*]
Activity 10: DMF Filing	[*]

In addition, the prices for the Additional Purification, as described in Activity 3 and 7, are identified in Exhibit A.

To the extent that a regulatory approval process is substantially different from FDA or EMEA and requires additional effort as part of Activity 10, an additional fee may apply as may be agreed to in writing by the parties.

Invoicing: Compensation will be paid in installments as follows: Twenty percent (20%) of the fee listed above for an Activity (or in the case of Activity 3 and 7, the applicable Batch or Additional Purification) will be invoiced upon commencement of such Activity; the remaining fee for the Activity will be invoiced upon completion of all Services for such Activity including, but not limited, delivery to RADIUS of the resulting material, if applicable.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

4

Expenses: Radius will be invoiced €22,500 for a stationary phase of an HPLC column used by Manufacturer in the Manufacture of the Product. This stationary phase will become the property of Radius upon payment to Manufacturer of the applicable invoice.

General: RADIUS and Manufacturer must agree in advance of either party making any change in the compensation due hereunder. Manufacturer will invoice RADIUS to the attention of Nick Harvey, SVP and CFO, for Services rendered under this Agreement.  Manufacturer will invoice RADIUS for all amounts due under this Work Order.  All undisputed payments will be made by RADIUS within thirty (30) days of receipt of invoice.

10.                               Insurance will be provided as required by the Agreement.

All other terms and conditions of the Agreement will apply to this Work Order.

WORK ORDER AGREED TO AND ACCEPTED BY:

RADIUS HEALTH, INC.		LONZA SALES LTD

By	/s/ Nick Harvey	By	/s/ Rachel Corder

Print Name	Nick Harvey	Print Name	Rachel Corder
Title	CFO	Title	Senior Legal Counsel
Date	December 22, 2011	Date	December 23, 2011

		By	/s/ John Eley

		Print Name	John Eley
		Title	Legal Counsel
		Date	December 23, 2011

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

5

Exhibit A

Pricing for Activity 3 and Activity 7

Pricing is identified below for several options which Radius may elect for the Activities identified below.

Activity 3, Qualification Campaign

	First Purification (after synthesis at a scale of 180g NPW equivalent)												Additional Purification
	50g			100g			150g			180g			50g
Qualification Batch	€	[*	]	€	[*	]	€	[*	]	€	[*	]	€	[*	]
per gram	€	[*	]	€	[*	]	€	[*	]	€	[*	]	€	[*	]

Activity 7, Validation Campaign

	First Purification (after synthesis at a scale of 180g NPW equivalent)												Additional Purification
	50g			100g			150g			180g			50g
Validation Batch #1	€	[*	]	€	[*	]	€	[*	]	€	[*	]	€	[*	]
per gram	€	[*	]	€	[*	]	€	[*	]	€	[*	]	€	[*	]
Validation Batch #2	€	[*	]	€	[*	]	€	[*	]	€	[*	]	€	[*	]
per gram	€	[*	]	€	[*	]	€	[*	]	€	[*	]	€	[*	]
Validation Batch #3	€	[*	]	€	[*	]	€	[*	]	€	[*	]	€	[*	]
per gram	€	[*	]	€	[*	]	€	[*	]	€	[*	]	€	[*	]

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

6

Exhibit B

Proposal

RADIUS

Product: BA-058

(Lonza Code: RDS-001)

Proposal for Pre-Validation and Validation Activities (Regulatory Roadmap)

(Version 1.7)

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

7

PROPOSAL

RADIUS

Product: BA-058

(Lonza Code: RDS-001)

Proposal for Pre-Validation and Validation Activities

[Regulatory Roadmap]

Version 1.5

July 20, 2010

September 29, 2010

October 6, 2010

October 13, 2010

October 18, 2010

October 25, 2010

October 18, 2011 (version 1.5)

October 21, 2011 (version 1.6)

December 05, 2011 (version 1.7)

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

8

CONFIDENTIAL

CONFIDENTIAL

This proposal contains information proprietary to Lonza Sales AG, and must not be copied or otherwise distributed other than for the purpose of review by RADIUS in accordance with the terms of our existing CDA.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

9

Company: RADIUS	From:	Raimund Miller
Paul Tastenhoye
To:	Date: Oct.18, 2011
Maria Grunwald, PhD
E-mail:	Page(s): 10
mgrunwald@radiuspharm.com
Subject: Regulatory Roadmap	Copy:

Dear Maria,

On behalf of Lonza, we are pleased to provide you with our proposal for Pre-Validation and Validation Activities [Regulatory Roadmap] for your BA-058 (Lonza Code: RDS-001).

We would like to thank you for giving us the opportunity to quote for these activities. We sincerely hope that this proposal will win your confidence, as Lonza is highly committed to meet your requirements to the fullest extent.

Kind regards,

Raimund Miller	Eric Bironneau
Director, Sales & BD	Head of Business Development - Peptides
Lonza Inc.	Lonza Sales Ltd.
Lonza Custom Manufacturing	Lonza Custom Manufacturing

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

10

1) Introduction

The quotation provided herewith covers all activities which are required prior to NDA filing of the BA-058 peptide; these activities are in addition to the two development campaigns, C1 and C2 (50 g and 300 g respectively), which were already run and which supported Radius’ product requirements for Ph II and Ph III clinical trials. These regulatory road-map activities comprise the following steps:

•                  Development work

•                  Pre-qualification activities

•                  Qualification campaign at 50g NPW scale

•                  Pre-validation documentation

•                  Analytical methods validation

•                  Validation campaigns - 3 batches at 50g NPW scale

•                  Post-validation documentation

•                  Master validation report

•                  DMF Filing

2)  Peptide Sequence

H-Ala-Val-Ser-Glu-His-Gln-Leu-Leu-His-Asp-Lys-Gly-Lys-Ser-Ile-Gln-Asp-Leu-Arg-Arg-Arg-Glu-Leu-Leu-Glu-Lys-Leu-Leu-Aib-Lys-Leu-His-Thr-Ala-NH2

3)  Assumptions / Remarks

•                  The prices quoted are based on the yields and results obtained in the C2 campaign produced in 2010.

•                  The full SPPS strategy is the only strategy considered.

•                  The chemical assembly/cleavage process will be followed by two HPLC purifications (primary and secondary purifications) in order to meet the customer specifications. As a consequence, an expected final HPLC purity of the API > 97% will be obtained (by the FG1 method).

•                  Raw material prices: standard 2012 raw material prices were used in the cost calculations.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

11

4)  Development Work (all quotations are in Euros €; (pro memoriam, as of Oct.14, ’11, the US $ / € exchange rate was 1.38)

•                  Objective: Define the best conditions for the preparation of BA-058 peptide.

First of all, Lonza will have to define clearly which parameters have influenced the unexpected high yield in the C2 campaign. Moreover, Lonza needs to investigate the chemistry to ensure repeatability / reproducibility of such results for future campaigns. Various criteria will have to be evaluated.

1.              Concerning raw materials:

•                  In order to achieve the same quality for future campaigns, Lonza will have to test different resin suppliers and qualify at least two of them.

•                  Specifications of the starting resin should then be modified in order to fit the defined parameters.

2.              Concerning process, Lonza will have to challenge the different steps.

•                  Loading:

a)            use of preloaded resin or in-house loading?

b)            working range of loading. It has to be defined in terms of productivity and quality of the resulting crude material.

•                  Assembly:

a)            Identification of critical impurities in the crude coming from mono deletion or double addition. This analysis will be performed based on impurities present in C1 and C2 materials.

•                  Cleavage:

a)            Define the best conditions of cleavage in order to minimize impurities linked to this step (almost 15% HPLC area for two impurities formed during this cleavage step).

•                  Purification:

a)             Assessment of the potential impact of upstream development work on the purification process.

b)             Development of UPLC method for in process control corresponding to FG1 method (analysis time reduction).

•                  Deliverables:

Upstream (7 to 8 weeks)

•                  Development work - experimental part     € [*]

•                  Process development report — Compilation of the process knowledge (C1, C2, and development work)   € [*]

Downstream (2 to 3 weeks)

•                  Development work - experimental part   € [*]

•                  Process development report — Compilation of the process knowledge (C1, C2, and development work) € [*]

In order to reach Radius target in terms of price and timing, it has been decided to reduce tests performed during this development work.

Quotation for development activities (in Euros €):  € 50,000 (Breakdown: see quotation for each activity; duration: almost 2.5 months with activities performed in parallel).

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

12

5) Pre-qualification Activities

•                  Objective: ensure we have a robust process by challenging parameters defined as critical for both upstream and downstream.

In order to ensure we have a robust process before running the qualification campaign, parameters defined as critical will have to be “challenged” in order to obtain a suitable working range for these parameters. Moreover, some stability studies will have to be conducted on different steps of the process in order to define “holding points”, such as:

For upstream part (2 weeks)     price € [*]

a)             stability of the peptide resin

b)             stability of the crude in neat TFA

c)              stability of the crude during evaporation step

d)             stability of the crude after precipitation

e)              stability of the crude during drying step

f)               stability of the crude upon storage, etc…

For downstream part (3 weeks)   price € [*].

Potential critical parameters such as column loading, gradient, chemical stability of fractions in purification and peptide concentration, tray volume, powder homogeneity in lyophilization will have to be assessed and challenged.

•                  Deliverables (4 weeks):

Upstream   € [*]

•                  Qualification parameter protocols

•                  Qualification parameter - experimental part

•                  Qualification parameter reports

•                  Definition of critical parameters Upstream

•                  Parameter List

•                  Robustness Testing

Downstream € [*]

•                  Qualification parameter protocols

•                  Qualification parameter experimental

•                  Qualification parameter reports

•                  Definition of critical parameters Downstream

•                  Parameter List

•                  Robustness Testing

Quotation for pre-qualification activities (in Euros €):  € 80,000 (Breakdown: 37.5% upstream, 62.5% downstream; duration: 9 weeks with activities performed in parallel).

By reducing development work, less experiment needed for this part of the roadmap.

Costs have been decreased accordingly.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

13

6) Quotation for Qualification Campaign at 50g NPW scale (in Euros)

•                  Objective: Qualify the parameters defined as critical for both upstream and downstream for the preparation of BA-058 peptide.

Lonza will run the qualification campaign at a scale of 50g NPW; however, the assembly and cleavage reaction that will lead to the crude will be performed at a scale of 180g API equivalent, since this is the minimum scale at which the process can be validated later. The assembly will be performed in a 20L SPPS reactor. Only part of the crude (50g NPW out of 180g NPW) will be purified on an LC150 HPLC column and lyophilized in a GT10 lyophilizer. The excess of crude will be stored and can be purified later. Excellent 18M stability data of the crude are currently available.

The price is given for the first 50g NPW production (including the full cost of the crude at a scale of 180g NPW  API equivalent), as well is for the later processing of the excess crude (without crude processing cost and per 50g NPW API):

Quotation	First 50 g NPW		50 g Price without cost of crude		First 100 g NPW		First 150g NPW		Full 180g NPW
Raw Materials	[*	]	[*	]	[*	]	[*	]	[*]
Production:
• Crude (at scale of 180 g API equivalent)	[*	]	[*	]	[*	]	[*	]	[*]
• Purification and Lyophilisation	[*	]	[*	]	[*	]	[*	]	[*]
QC/QA Release	[*	]	[*	]	[*	]	[*	]	[*]
Total Quote	217,000		99,500		243,000		264,000		274,500
Price / g	[*	]	[*	]	[*	]	[*	]	[*]

•                  Lead time: 14 weeks

•                  Deliverables: see point 8

•                  Following Lonza SOP a Development Manufacturing Report will be issued after qualification, considered as engineering batch. In case of no change between this batch and validation batches, this is possible after an equivalency report to use this batch as commercial supply. Moreover, this batch may be use for clinical trials as far as API specifications are met, as for C1 and C2 campaigns material.

7) Qualification stability: 0, 6, 12, 24, 36 months

€ 21,600

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

14

8) Pre-validation Activities

•                  Objective: prepare validation campaigns

•                  Deliverables:

•                  Update Process development report — Compilation of the process knowledge (pre-qualification and qualification batch)

•                  Master validation protocol

•                  Upstream and Downstream process validation protocols

•                  Cost:

•                  Process development report upstream

•                  Master validation protocol

•                  Upstream process validation protocol

•                  Process development report downstream

•                  Downstream process validation protocol

Quotation for pre-validation activities (in Euros €):  € 30,000

•                  Expected time needed: ± 20 working days (upstream and downstream activities in parallel).

9) Analytical Methods Validation

•                  These activities should start at least 6 months before the first batch of validation.

•                  Validation of analytical methods :

•                  Acetate and Trifluoroacetate content in API € [*]

•                  Water content € [*]

•                  GC-Headspace (complement to general method) € [*]

•                  Direct GC (complement to general method)  € [*]*

•                  Specific rotation  € [*]

•                  Peptide content (Nitrogen) € [*]

•                  HPLC for in-process control upstream and downstream (3 methods). Need for HPLC methods will be discussed with Radius.

•                  HPLC for in-process control downstream : 2 methods (FG1 and VG1) € [*] each method

•                  HPLC for in-process control upstream : 3 methods: loading € [*], short method cleavage € [*], long method cleavage € [*]

Quotation for analytical methods validation (in Euros €):  € 71,000

Additional testing (if needed):

• LCMS comparability:

LC-MS analysis by TG1 method: € [*] per sample

Comparability report: € [*]

• reference standard [assuming 2 lots and 250mg of each minimum]

Sequencing by ES/MS/CAD/MS: € [*] for 2 samples

Amino acid analysis: € [*] for 2 samples

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

15

Limit test for residual amino acids: € [*] for 2 samples

Secondary counter ions: € [*] for 2 samples

• Heavy metals (USP/EP level)

€ [900]* per test sample (same method as for lot 4AI1) + $ [*] for specific method validation (Sn, Cr, Hg, Pb, As, Cd per ICH guidelines)

• General properties:

Solubility: € [*] per test sample

pH: € [*] per test sample

isoelectric point: € [*] per test sample

10) Quotation for Validation Campaign at 50 g NPW scales (in Euros)

Lonza will  run do the validation campaign at a scale of 50g NPW; however, as for the qualification campaign, the assembly and cleavage reaction that will lead to the crude, will be performed at a scale of 180g API equivalent, since this is the minimum scale at which the process can be validated.

In order to make use of potential efficiencies, Radius asked for scenarios whereby validation batches V2 and V3 are performed in parallel. The quotes for these scenarios are presented in the table below:

•                  Validation batch 1 (V1) performed alone, no change in price

•                  Validation batches V2 and V3 performed in parallel in synthesis but not for purification

•                  2 releases in parallel for V2 and V3

The price is given for the first 50g NPW production (including the full cost of the crude at a scale of 180g NPW  API equivalent), as well is for the later processing of the excess crude (without crude processing cost and per 50g NPW API):

Validation 1:

Quotation	First 50 g NPW		50 g Price without cost of crude		First 100 g NPW		First 150g NPW		Full 180g NPW
Raw Materials	[*	]	[*	]	[*	]	[*	]	[*	]
Production:
• Crude (at scale of 180 g API equivalent)	[*	]	[*	]	[*	]	[*	]	[*	]
• Purification and Lyophilisation	[*	]	[*	]	[*	]	[*	]	[*	]
QC/QA Release	[*	]	[*	]	[*	]	[*	]	[*	]
Homogeneity Study	[*	]	[*	]	[*	]	[*	]	[*	]
Total Quote	226,750		99,500		252,750		273,750		284,250
Price / g	[*	]	[*	]	[*	]	[*	]	[*	]

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

16

Validations 2 and 3:

Quotation	First 50 g NPW		50 g Price without cost of crude		First 100 g NPW		First 150g NPW		Full 180g NPW
Raw Materials	[*	]	[*	]	[*	]	[*	]	[*	]
Production:
• Crude (at scale of 180 g API equivalent)	[*	]	[*	]	[*	]	[*	]	[*	]
• Purification and Lyophilisation	[*	]	[*	]	[*	]	[*	]	[*	]
QC/QA Release	[*	]	[*	]	[*	]	[*	]	[*	]
Homogeneity Study	[*	]	[*	]	[*	]	[*	]	[*	]
Total Quote	209,000		97,750		235,000		256,000		266,500
Price / g	[*	]	[*	]	[*	]	[*	]	[*	]

Lead time: 17 weeks (3 validation campaigns)

Total price for the 3 validation campaigns at 50 g:  1 x €226,750 + 2 x €209,000 = €644,750

Concerning homogeneity, this study in plates is performed during prequalification activities. In the case of the validation batches, defined as the most representative material compared to commercial batches, the homogeneity study is performed on bulk material during dispensing. This work will be done on all validation batches and will assay water content, acetonitrile content and acetate content (€9,750 per batch). This is the reason why validation batches are a bit more expensive than qualification batches.

No experience gain is expected between qualification and validation batches at that scale: same equipments, same scale.

11) Validation Reports

•                  Upstream process validation reports:              € [*] (20 working days)

•                  Downstream process validation report:          € [*] (20 working days)

Quotation for Validation reports:                 €22,500

12) Validation stability: ICH (0, 3, 6, 9, 12 etc. months)

€ 35,000 per batch

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

17

13) Stationary phase HPLC column

5kg of stationary phase of the HPLC column will be charged to Radius. This stationary phase is fully dedicated to BA-058 and cannot be used anymore for other products in case the RDS-001 project would stop for any reason. Therefore, it is now common practice at Lonza to sell the full amount of the phase directly to the customer at the start of a project. Once Radius has paid for it, it becomes Radius property.

€ 22,500€.

14) DMF Filing

Quotation for DMF filing: €40,000

15) Validity of Proposal

The validity of this proposal expires on December 31, 2011.

BK / RJM

07/20/10; 09/29/10; 10/06/10; 10/13/10; 10/18/10; 10/25/10.

PT/RJM

10/18/11; 10/21/11; 12/05/11

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

18

Confidential Treatment Requested Under 17 C.F.R. §§ 200.80(b)(4) and 240-24b-2

WORK ORDER NO. 5

THIS WORK ORDER NO. 5 is by and between RADIUS HEALTH, INC. (“RADIUS”) and LONZA Sales Ltd, a Swiss company having an address at Muenchensteinerstrasse 38, CH-4002 Basel, Switzerland (together with its Affiliates, “Manufacturer”), and upon execution will be incorporated into the Development and Manufacturing Services Agreement between RADIUS and Manufacturer dated October 16, 2007, as amended to date (the “Agreement”). Capitalized terms in this Work Order will have the same meanings as set forth in the Agreement.

RADIUS hereby engages Manufacturer to provide Services, as follows:

1.                                      API/Drug Substance and Product.

BA058

Peptide Sequence:  H-Ala-Val-Ser-Glu-His-Gln-Leu-Leu-His-Asp-Lys-Gly-Lys-Ser-Ile-Gln-Asp-Leu-Arg-Arg-Arg-Glu-Leu-Leu-Glu-Lys-Leu-Leu-Aib-Lys-Leu-His-Thr-Ala-NH2

(collectively, “Product”)

2.                                      Services.  Manufacturer will render to RADIUS the following Services:

Activity 1: Production: Manufacturer will use commercially reasonable efforts to Manufacture a Batch of Product at a purification scale of approximately NPW (net peptide weight) 230 g. The Batch of Product will be manufactured in a 20L SPPS reactor and will be purified on an LC150 HPLC column and lyophilized in a GT10 lyophilizer.

Manufacturer shall use commercially reasonable efforts to manufacture, in accordance with cGMP and the Manufacturing Process, enough crude to yield approximately 230 grams NPW of Product to meet Specifications as agreed in Appendix A and deliver the actual quantity prepared to Radius.

Manufacturer plans to commence performance of this Work Order the week of January 5, 2015.

•                       Assembly: estimated week 2-5

•                       Purification: estimated week 9-10

•                       Lyophilisation: estimated week 11

•                       Release: estimated week 15 (April 13) — week 16 (April 20)

Radius shall place purchase orders with Manufacturer in accordance with Work Order 5 and shall not be permitted to terminate prior to the completion of the Services.

The deliverables will include regular updates (status reports, conference calls), as reasonably requested by RADIUS.

3.                                      Facilities.  The Services described above will be rendered at the Facility unless another facility of Manufacturer is indicated below:

N/A

4.                                      RADIUS Materials.  RADIUS will provide to Manufacturer the following materials to be used by Manufacturer to perform the Services:

None

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested Under 17 C.F.R. §§ 200.80(b)(4) and 240-24b-2

5.                                      RADIUS Equipment.

None

6.                                      Manufacturer Representative.

Debra Sponholtz, Director, Sales East Coast, Lonza

7.                                      RADIUS Representative.

David Hanley, Executive Director, Technical Operations

8.                                      Compensation.  Radius will be invoiced 1667 €/gram upon Manufacturer’s release of the Product. Radius shall purchase all surplus quantities of the Product arising from the manufacture of the Batch at a rate of 1667 €/gram. The total compensation due Manufacturer for Services under this Work Order is not expected to exceed €400,000.

9.                          General: RADIUS and Manufacturer must agree in advance of either party making any change in the compensation due hereunder. Manufacturer will invoice RADIUS to the attention of David Hanley, for Services rendered under this Agreement.  Manufacturer will invoice RADIUS for all amounts due under this Work Order.  All undisputed payments will be made by RADIUS within thirty (30) days of receipt of invoice.

All other terms and conditions of the Agreement will apply to this Work Order.

WORK ORDER AGREED TO AND ACCEPTED BY:

RADIUS HEALTH, INC.		LONZA SALES LTD

By	/s/ David C. Hanley	By	/s/ Fabrice Gachot

Print Name	David C. Hanley	Print Name	Fabrice Gachot
Title	Executive Director	Title	Head of Business Development
Date	4 Dec 2014	Date

/s/ Greg Williams	3 Dec. 2014
		By	/s/ Nadia Zieger
/s/ David C. Hanley	3 Dec. 2014
(Bob Ward by email)		Print Name	Nadia Zieger
		Title	Senior Legal Counsel
		Date	10 Dec. 14

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested Under 17 C.F.R. §§ 200.80(b)(4) and 240-24b-2

Exhibit A

Specifications

See attached

MLP ID	B0-40066PA
MLP Version	8
Modified on	12-May-2014 16:40
Modified by	AFRANCOIS
Description	180798 RDS-001 Abaloparatide
Product code	CR298021 Shell life : [*]
Product group
Version comment
Test schedule	B0-40066PA.08
Substance	180798
Document
Document Version
Modifiable	TRUE
Group	B0

Component	Type		Intern	Extern	Warning	Unit	DP	CoA	Pos	Short	Dyn Lvl	Part Samp	Std
B0VO11042A	T	Text	—	Powder	—		0	*	1	*	0	Y	Y
Appearance		Phrase	—	B0-40066PA	—
		Calc	—	—	—
		AQL	—	—	—

B0VO11042A	T	Text	—	White to off-white	—		0	*	2	*	0	Y	Y
Colour		Phrase	—	B0-40066PB	—
		Calc	—	—	—
		AQL	—	—	—

B0LO14864C	T	Text	—	Complies	—		0	*	3	*	0	Y	Y
Coelution with reference		Phrase	—	—	—
sample (HPLC)		Calc	—	—	—
		AQL	—	—	—

B0LO14864C	N	Min	—	[*]	—%		1	*	4	*	0	Y	Y
Total Impurities (HPLC)		Max	—	—	—
		Calc	—	—	—
		AQL	—	—	—

B0LO14864C	N	Min	—	[*]	—%		1	*	5	*	0	Y	Y
Impurity, main (HPLC)		Max	—	—	—
		Calc	—	—	—
		AQL	—	—	—

B0LO14864C	N	Min	—	[*]	—%		1	*	6	*	0	Y	Y
Purity (HPLC)		Max	—	—	—
		Calc	—	—	—
		AQL	—	—	—

B0LO14864C	N	Min	—	[*]	—	%w/w	1	*	7	*	0	Y	Y
API content (HPLC)		Max	—	—	—
		Calc	—	—	—
		AQL	—	—	—

B0LO14864E	N	Min	—	—	—		2	*	8	*	0	Y	Y
Imp. unknowm, RRT,		Max	—	—	—
>0.1%area (HPLC)		Calc	—	—	—
		AQL	—	—	—

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1

Confidential Treatment Requested Under 17 C.F.R. §§ 200.80(b)(4) and 240-24b-2

Component	Type		Intern	Extern	Warning	Unit	DP	CoA	Pos	Short	Dyn Lvl	Part Samp	Std
B0L014864E	N	Min	—	—	—%		1	*	9	*	0	Y	Y
Impurity unknowm,		Max	—	—	—
>0.1%area (HPLC)		Calc	—	—	—
		AQL	—	—	—

B0M024591A	N	Min	—	[*]	—	Da	1	*	10	*	0	Y	Y
Mass, average (MS)		Max	—	[*]	—
		Calc	—	—	—
		AQL	—	—	—

B0L015151A	N	Min	—	—	—%		1	*	11	*	0	Y	Y
Total impurities (HPLC)		Max	—	—	—
		Calc	—	—	—
		AQL	—	—	—

B0L015151A	N	Min	—	—	—%		1	*	12	*	0	Y	Y
Impurity, main (HPLC)		Max	—	—	—
		Calc	—	—	—
		AQL	—	—	—

B0L015151A	N	Min	—	—	—%		1	*	13	*	0	Y	Y
Purity (HPLC)		Max	—	—	—
		Calc	—	—	—
		AQL	—	—	—

B0M0007621	N	Min	—	—	—%		1	*	14	*	0	Y	Y
[*]		Max	—	—	—
		Calc	—	—	—
		AQL	—	—	—

B0M0007621	N	Min	—	—	—%		1	*	15	*	0	Y	Y
[*]		Max	—	—	—
		Calc	—	—	—
		AQL	—	—	—

B0L022057A	N	Min	—	[*]	—	%w/w	1	*	16	*	0	Y	Y
[*]		Max	—	—	—
		Calc	—	—	—
		AQL	—	—	—

B0L022057B	N	Min	—	[*]	—	%w/w	1	*	17	*	0	Y	Y
[*]		Max	—	—	—
		Calc	—	—	—
		AQL	—	—	—

B0N024072A	N	Min	—	[*]	—	%w/w	1	*	18	*	0	Y	Y
Water (KF, coulom.)		Max	—	—	—
		Calc	—	—	—
		AQL	—	—	—

B0G024588A	N	Min	—	[*]	—	µg/g	0	*	19	*	0	Y	Y
[*]		Max	—	—	—
		Calc	—	—	—
		AQL	—	—	—

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

2

Confidential Treatment Requested Under 17 C.F.R. §§ 200.80(b)(4) and 240-24b-2

Component	Type		Intern	Extern	Warning	Unit	DP	CoA	Pos	Short	Dyn Lvl	Part Samp	Std
B0G024588A	N	Min	—	[*]	—	µg/g	0	*	20	*	0	Y	Y
[*]		Max	—	—	—
		Calc	—	—	—
		AQL	—	—	—

B0G024588A	N	Min	—	[*]	—	µg/g	0	*	21	*	0	Y	Y
[*]		Max	—	—	—
		Calc	—	—	—
		AQL	—	—	—

B0G024588A	N	Min	—	[*]	—	µg/g	0	*	22	*	0	Y	Y
[*]		Max	—	—	—
		Calc	—	—	—
		AQL	—	—	—

B0G024588A	N	Min	—	[*]	—	µg/g	0	*	23	*	0	Y	Y
[*]		Max	—	—	—
		Calc	—	—	—
		AQL	—	—	—

B0G024635A	N	Min	—	[*]	—	µg/g	0	*	24	*	0	Y	Y
[*]		Max	—	—	—
		Calc	—	—	—
		AQL	—	—	—

B0G012082A	N	Min	—	[*]	—	µg/g	0	*	25	*	0	Y	Y
Total residual solvents (GC)		Max	—	—	—
		Calc	—	—	—
		AQL	—	—	—

B0O023196A	N	Min	—	[*]	—	*	1	*	26	*	0	Y	Y
Specific Optical Rotation		Max	—	[*]	—
(on AFB)		Calc	—	—	—
		AQL	—	—	—

B0K011068W	N	Min	—	[*]	—	EU/mg	0	*	27	*	0	Y	Y
[*]		Max	—	—	—
		Calc	—	—	—
		AQL	—	—	—

B0K011091J	N	Min	—	[*]	—	CFU/100mg	0	*	28	*	0	Y	Y
[*]		Max	—	—	—
		Calc	—	—	—
		AQL	—	—	—

B0K011091J	N	Min	—	[*]	—	CFU/100mg	0	*	29	*	0	Y	Y
[*]		Max	—	—	—
		Calc	—	—	—
		AQL	—	—	—

B0A022698A	N	Min	—	[*]	—	%w/w	0	*	30	*	0	Y	Y
Mass balance (calculated)		Max	—	[*]	—
		Calc	—	—	—
		AQL	—	—	—

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

3

WORK ORDER NO. 6

THIS WORK ORDER NO. 6 is by and between RADIUS HEALTH, INC. (“RADIUS”) and LONZA Sales Ltd, a Swiss company having an address at Muenchensteinerstrasse 38, CH-4002 Basel, Switzerland (together with its Affiliates, “Manufacturer”), and upon execution will be incorporated into the Development and Manufacturing Services Agreement between RADIUS and Manufacturer dated October 16, 2007 (the “Agreement”). Capitalized terms in this Work Order will have the same meanings as set forth in the Agreement.

RADIUS hereby engages Manufacturer to provide Services, as follows:

1.                                      API/Drug Substance and Product.

BA058

Peptide Sequence: H-Ala-Val-Ser-Glu-His-Gln-Leu-Leu-His-Asp-Lys-Gly-Lys-Ser-Ile-Gln-Asp-Leu-Arg-Arg-Arg-Glu-Leu-Leu-Glu-Lys-Leu-Leu-Aib-Lys-Leu-His-Thr-Ala-NH2

2.                                      Services.  Manufacturer will render to RADIUS the following Services:

Activity 1: Transfer of method FG2 to Vetter, (report containing analytical results).: 9,230€

Activity 2: Bridging study for API /DP. 12 batches or 120 samples to test:  14,615€

Activity 3: Bridging reports TG2 with TG1 and FG2 with FG1: 2,770€

Activity 4: 3 registration stability batches

1.              Time point 0: 3 batches — 3 conditions:  (9 x 7h =63h)

2.              Time point 1M: 3 batches — 2 conditions: (6 x 7h =42h)

3.              Time point 3M: 3 batches — 3 conditions:  (9 x 7h =63h)

Total Price: =29,040€

Activity 5: Release testing of 3 Vetter batches with FG2:

•                  3 batches, or 30 samples: 4,710€

Radius shall place purchase orders with Manufacturer in accordance with Work Order 6.

The deliverables will include regular updates (status reports, conference calls), as requested by RADIUS.

3.                                      Facilities.  The Services described above will be rendered at the Facility unless another facility of Manufacturer is indicated below:

N/A

4.                                      RADIUS Materials.  RADIUS will provide to Manufacturer the following materials to be used by Manufacturer to perform the Services:

None

5.                                      RADIUS Equipment.

None

6.                                      Manufacturer Representative.

Debra Sponholtz, Director, Sales and Business Development, Lonza

7.                                      RADIUS Representative.

David Hanley, Executive Director, Technical Operations

8.                          Compensation.  Radius will be invoiced 50% upon signature of this WO and 50% upon Completion of each Activity. The total compensation due Manufacturer for Services under this Work Order is not expected to exceed €60,365

9.                          General: RADIUS and Manufacturer must agree in advance of either party making any change in the compensation due hereunder. Manufacturer will invoice RADIUS to the attention of David Hanley, for Services rendered under this Agreement.  Manufacturer will invoice RADIUS for all amounts due under this Work Order.  All undisputed payments will be made by RADIUS within thirty (30) days of receipt of invoice.

All other terms and conditions of the Agreement will apply to this Work Order.

WORK ORDER AGREED TO AND ACCEPTED BY:

RADIUS HEALTH, INC.		LONZA SALES LTD

By	/s/ Greg Williams	By	/s/ Fabrice Gachot	/s/ Nadia Zieger

Print Name	Greg Williams	Print Name	Fabrice Gachot	Nadia Zieger
Title	CDO	Title	Head of Business Development	Senior Legal Counsel
Date	22 Dec 2014	Date

WORK ORDER NO. 7

THIS WORK ORDER NO. 7 is by and between RADIUS HEALTH, INC. (“RADIUS”) and LONZA Sales Ltd, a Swiss company having an address at Muenchensteinerstrasse 38, CH-4002 Basel, Switzerland (together with its Affiliates, “Manufacturer”), and upon execution will be incorporated into the Development and Manufacturing Services Agreement between RADIUS and Manufacturer dated October 16, 2007 (the “Agreement”). Capitalized terms in this Work Order will have the same meanings as set forth in the Agreement.

RADIUS hereby engages Manufacturer to provide Services, as follows:

1.             API/Drug Substance and Product.

BA058

Peptide Sequence: H-Ala-Val-Ser-Glu-His-Gln-Leu-Leu-His-Asp-Lys-Gly-Lys-Ser-Ile-Gln-Asp-Leu-Arg-Arg-Arg-Glu-Leu-Leu-Glu-Lys-Leu-Leu-Aib-Lys-Leu-His-Thr-Ala-NH2

2.             Services.  Manufacturer will render to RADIUS the following Services:

Activity 1: Regulatory activities necessary to support submission of RDS-001 NDA by the customer Radius according to the defined timelines.

Scope of work will include full NDA module 3.2.S and corresponding 2.3.S section written by Lonza on templates provided by customer, based on finalised source documents available on site and/or provided by customer.

Estimation of regulatory activity:

Estimated cost includes familiarization with the project, internal review with technical experts, one review round with customer followed by one document update.

•        Writing of full NDA 3.2.S and corresponding 2.3.S sections for RDS-001 Drug Substance:

•        Estimated Time is 34-40 working days

Estimated price:

         68’000-80,000 Euro

Administrative charges and fees related to the legalization and/or issuing of original documents by local Health Authorities will be charged at additional cost to the customer.

Timelines

Expected submission date is 30th September 2015. Detailed timelines for review and finalisation of 3.2.S sections to be agreed by both Parties.

Additional Services

Additional services can be provided at a manday-rate basis (2000 Euro/day), examples provided here:

•        Support for Health Authority Questions

•        Support for follow-on submissions in additional regions

•        Maintenance of NDA throughout life cycle

In the event additional services are requested a separate work order will be agreed by both Parties.

Activity 2: Training of Vetter technicians in Braine on the Lonza method that is to be transferred to Vetter as outlined in WO6.

Price: 5270 Euro

Radius shall place purchase orders with Manufacturer in accordance with Work Order 7.

The deliverables will include regular updates (status reports, conference calls), as requested by RADIUS.

3.                                      Facilities.  The Services described above will be rendered at the Facility unless another facility of Manufacturer is indicated below:

N/A

4.                                      RADIUS Materials.  RADIUS will provide to Manufacturer the following materials to be used by Manufacturer to perform the Services:

None

5.                                      RADIUS Equipment.

None

6.                                      Manufacturer Representative.

Debra Sponholtz, Director, Sales and Business Development, Lonza

7.                                      RADIUS Representative.

David Hanley, Executive Director, Technical Operations

8.                          Compensation.  Radius will be invoiced 50% upon signature of this WO (€36,635) and 50% upon Completion of each Activity. The total compensation due Manufacturer for Services under this Work Order is not expected to exceed €85,270

9.                           General: RADIUS and Manufacturer must agree in advance of either party making any change in the compensation due hereunder. Manufacturer will invoice RADIUS to the attention of David Hanley, for Services rendered under this Agreement.  Manufacturer will invoice RADIUS for all amounts due under this Work Order.  All undisputed payments will be made by RADIUS within thirty (30) days of receipt of invoice.

All other terms and conditions of the Agreement will apply to this Work Order.

WORK ORDER AGREED TO AND ACCEPTED BY:

RADIUS HEALTH, INC.		LONZA SALES LTD

By	/s/ Gregory C. Williams	By	/s/ Marie Leblane	/s/ Nadia Ziegar

Print Name	Gregory C. Williams	Print Name	Marie Leblane	Nadia Ziegar

Title	Chief Development Officer	Title	Associate Director Key Account Management	Senior Legal Counsel
Date	2/18/15	Date	24 February 2015